Filed pursuant to Rule 424(b)(2)
Registration No. 333-139912

CALCULATION OF REGISTRATION FEE

Class of securities offered	Aggregate offering price	Amount of registration fee(1)
Depositary Shares Each Representing a 1/10th Interest in a Share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series K	$500,000,000	$19,650

(1)	The filing fee of $19,650 is calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PROSPECTUS SUPPLEMENT
(To prospectus dated January 10, 2007)

THE PNC FINANCIAL SERVICES GROUP, INC.

500,000 Depositary Shares Each Representing a 1/10th Interest
in a Share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock,
Series K

The PNC Financial Services Group, Inc. is offering 500,000 depositary shares each representing a 1/10th ownership interest in a share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series K, $1.00 par value, with a liquidation preference of $10,000 per share (equivalent to $1,000 per depositary share) (the “Series K Preferred Stock”). As a holder of depositary shares, you will be entitled to all proportional rights and preferences of the Series K Preferred Stock (including dividend, voting, redemption and liquidation rights). You must exercise such rights through the depositary.

Dividends on the Series K Preferred Stock, when, as, and if declared by our board of directors or a duly authorized committee of the board, will accrue and be payable from the date of issuance to, but excluding, May 21, 2013 at a rate of 8.25% per annum, payable semi-annually, in arrears, on May 21 and November 21 of each year, beginning on November 21, 2008. From and including May 21, 2013, we will pay dividends when, as, and if declared by our board or such committee at a floating rate equal to three-month LIBOR plus a spread of 4.22% per annum, payable quarterly, in arrears, on February 21, May 21, August 21 and November 21 of each year. If our board of directors or a duly authorized committee of the board has not declared a dividend on the Series K Preferred Stock before the dividend payment date for any dividend period, such dividend shall not be cumulative and shall cease to accrue and be payable, and we will have no obligation to pay dividends accrued for such dividend period, whether or not dividends on the Series K Preferred Stock are declared for any future dividend period.

The Series K Preferred Stock is not redeemable prior to May 21, 2013. On and after that date, the Series K Preferred Stock will be redeemable at our option, in whole at any time or in part from time to time, at a redemption price equal to $10,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series K Preferred Stock will not have any voting rights, except as set forth under “Description of Series K Preferred Stock — Voting Rights” on page S-22.

Our depositary shares are equity securities and will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Investing in our depositary shares involves risks. See “Risk Factors” beginning on page S-7.

	Per Depositary Share	Total

Public offering price (1)	$1,000	$500,000,000
Underwriting discount	$15	$7,500,000
Proceeds (before expenses) to PNC (1)	$985	$492,500,000

(1) Plus accrued dividends, if any, from May 21, 2008 to the date of delivery.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The depositary shares will be ready in book-entry form through The Depository Trust Company, Euroclear Bank S.A./N.V. and Clearstream Banking, Societé anonyme on or about May 21, 2008.

Joint Book-Runners

JPMorgan	Merrill Lynch & Co.

PNC Capital Markets LLC

The date of this prospectus supplement is May 14, 2008.

Prospectus Supplement
Summary	S-1
Selected Consolidated Financial Data	S-6
Risk Factors	S-7
Forward-Looking Statements	S-10
Incorporation of Certain Documents by Reference	S-12
The PNC Financial Services Group, Inc.	S-14
Use of Proceeds	S-15
Consolidated Ratio of Earnings to Fixed Charges	S-15
Consolidated Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	S-15
Regulatory Matters	S-16
Capitalization	S-17
Description of Series K Preferred Stock	S-18
Description of Depositary Shares	S-24
Book-Entry Procedures and Settlement	S-26
Certain U.S. Federal Income Tax Considerations	S-29
Underwriting	S-32
Legal Matters	S-36
Experts	S-36
Prospectus
About this Prospectus	1
Where you Can Find More Information	1
Risk Factors	2
The PNC Financial Services Group, Inc.	2
PNC Funding Corp.	3
Consolidated Ratio of Earnings to Fixed Charges and Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	3
Use of Proceeds	3
Description of Debt Securitas and Guarantees	3
Description of Common Stock	19
Description of Preferred Stock	22
Summary of Certain Key Terms of Preferred Stock	26
Description of Depositary Shares	26
Description of Purchase Contracts	28
Description of Units	28
Description of Warrants	29
United States Federal Income Tax Considerations	30
Plan of Distribution	30
Legal Opinions	33
Experts	33

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell depositary shares, and seeking offers to buy depositary shares, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of its respective date, regardless of the time of delivery of this prospectus supplement or any sale of the depositary shares. Information contained in this prospectus supplement updates and supersedes information in the accompanying prospectus.

References to “PNC” in this prospectus supplement and in the accompanying prospectus are references to The PNC Financial Services Group, Inc., specifically, references to “PNC Funding” in the accompanying prospectus are references to PNC Funding Corp, a wholly-owned indirect subsidiary of PNC, specifically, and references to “we,” “us” and “our” in this prospectus supplement are references to The PNC Financial Services Group, Inc. and in the accompanying prospectus are references collectively to PNC and PNC Funding. References to The PNC Financial Services Group, Inc. and its subsidiaries, on a consolidated basis, are specifically made where applicable.

We have not taken any action to permit a public offering of the depositary shares outside the United States or to permit the possession or distribution of this prospectus supplement and the accompanying prospectus outside the United States. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the depositary shares and the distribution of this prospectus supplement and the accompanying prospectus outside of the United States.

S-i

SUMMARY

The following information should be read together with the information contained in other parts of this prospectus supplement and in the accompanying prospectus. It may not contain all the information that is important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand fully the terms of the depositary shares, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the depositary shares. To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information. You should pay special attention to the “Risk Factors” section of this prospectus supplement to determine whether an investment in the depositary shares is appropriate for you.

About The PNC Financial Services Group, Inc.

The PNC Financial Services Group, Inc. is a Pennsylvania corporation, a bank holding company and a financial holding company under U.S. federal law. PNC is one of the largest diversified financial services companies in the United States based on assets, with businesses engaged in retail banking, corporate and institutional banking, asset management and global fund processing services. PNC provides many of its products and services nationally and others in PNC’s primary geographic markets located in Pennsylvania, New Jersey, Washington, DC, Maryland, Virginia, Ohio, Kentucky and Delaware. PNC also provides certain global fund processing services internationally. PNC stock (NYSE: PNC) is listed on the New York Stock Exchange (the “NYSE”). As of March 31, 2008, PNC had total consolidated assets of approximately $140 billion, total consolidated deposits of approximately $80 billion and total consolidated shareholders’ equity of approximately $14 billion. The principal executive offices of PNC are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, and its telephone number is (412) 762-2000.

The Offering

Issuer	The PNC Financial Services Group, Inc.

Securities offered	500,000 depositary shares each representing a 1/10th ownership interest in a share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series K, $1.00 par value, with a liquidation preference of $10,000 per share (equivalent to $1,000 per depositary share) of PNC (the “Series K Preferred Stock”). Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series K Preferred Stock represented by such depositary share, to all the rights and preferences of the Series K Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

We may from time to time elect to issue additional shares of the Series K Preferred Stock, and all the additional shares would be deemed to form a single series with all previously issued shares of Series K Preferred Stock.

Dividends	Dividends on the Series K Preferred Stock, when, as, and if declared by our board of directors or a duly authorized committee of the board, will be payable from the date of issuance to, but excluding, May 21, 2013, at a rate of 8.25% per annum, payable semi-annually, in arrears. From and including May 21, 2013, we will pay dividends based on the liquidation preference of the Series K Preferred Stock, when, as and if declared by our board or such committee at a floating rate equal to three-month LIBOR plus a spread of 4.22% per annum, payable quarterly, in arrears (each such rate, a “dividend rate”). Upon the payment of any dividends on the Series K Preferred Stock, holders of depositary shares will receive a related proportionate payment.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Series K Preferred Stock.

If our board of directors or a duly authorized committee of the board has not declared a dividend on the Series K Preferred Stock before the dividend payment date for any dividend period, such dividend shall not be cumulative and shall cease to accrue and be payable, and we will have no obligation to pay dividends accrued for such dividend period, whether or not dividends on the Series K Preferred Stock are declared for any future dividend period.

So long as any share of Series K Preferred Stock remains outstanding, (1) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan), (2) no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than

(i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of one share of junior stock for or into another share of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, or (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us and (3) no shares of parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series K Preferred Stock and such parity stock except by conversion into or exchange for junior stock, during a dividend period, unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of Series K Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

When dividends are not paid in full upon the shares of Series K Preferred Stock and any parity stock, all dividends declared upon shares of Series K Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Series K Preferred Stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other.

Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by the board of directors or a duly authorized committee of the board, may be declared and paid on our common stock and any other securities ranking equally with or junior to the Series K Preferred Stock from time to time out of any assets legally available for such payment, and the holders of the Series K Preferred Stock shall not be entitled to participate in any such dividends.

Dividend payment dates	Dividends on the Series K Preferred Stock will be payable when, as, and if declared by our board of directors or a duly authorized committee of our board, semi-annually on May 21 and November 21 of each year, beginning on November 21, 2008 through May 21, 2013, and, thereafter, quarterly on February 21, May 21, August 21 and November 21 of each year (each a “dividend payment date”). If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day.

Redemption	The Series K Preferred Stock is not redeemable prior to May 21, 2013. On and after that date, the Series K Preferred Stock will be redeemable at our option, in whole at any time or in part from time to time, at a redemption price equal to $10,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Neither the holders of Series K Preferred Stock nor holders of depositary shares will have the right to require the redemption or repurchase of the Series K Preferred Stock.

Under the risk-based capital guidelines of the Board of Governors of the Federal Reserve System applicable to bank holding companies, or any successor federal bank regulatory agency having primary jurisdiction over us (collectively referred to as the “Federal Reserve”) applicable to bank holding companies, any redemption of the Series K Preferred Stock is subject to prior approval of the Federal Reserve.

Liquidation rights	Upon any voluntary or involuntary liquidation, dissolution or winding up of PNC, holders of shares of Series K Preferred Stock are entitled to receive out of assets of PNC available for distribution to shareholders, before any distribution of assets is made to holders of our common stock or of any other shares of our stock ranking junior as to such a distribution to the Series K Preferred Stock, a liquidating distribution in the amount of the liquidation preference of $10,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Distributions will be made only to the extent of PNC’s assets that are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series K Preferred Stock and pro rata as to the Series K Preferred Stock and any other shares of our stock ranking equally as to such distribution.

Voting rights	None, except with respect to authorizing or increasing the authorized amount of senior stock, certain changes in the terms of the Series K Preferred Stock and in the case of certain dividend non-payments. See “Description of Series K Preferred Stock — Voting Rights” below. Holders of depositary shares must act through the depositary to exercise any voting rights, as described under “Description of Depositary Shares — Voting the Series K Preferred Stock” below.

Ranking	Shares of the Series K Preferred Stock will rank senior to our common stock, equally with our $1.80 Cumulative Convertible Preferred Stock, Series A; $1.80 Cumulative Convertible Preferred Stock, Series B; $1.60 Cumulative Convertible Preferred Stock, Series C; and $1.80 Cumulative Convertible Preferred Stock, Series D; and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series K Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions upon liquidation, dissolution or winding up. See “Description of Series K Preferred Stock — General” for a discussion of the Series A Preferred Stock, Series B

Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series H Preferred Stock (when issued), Series I Preferred Stock (when issued) and Series J Preferred Stock (when issued). We will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment (i.e., after taking account of all indebtedness and other non-equity claims).

Maturity	The Series K Preferred Stock does not have any maturity date, and we are not required to redeem the Series K Preferred Stock. Accordingly, the Series K Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem it and receive prior approval of the Federal Reserve to do so.

Preemptive and conversion rights	None.

Tax consequences	Distributions constituting dividend income received by an individual U.S. holder in respect of the depositary shares before January 1, 2011 will generally represent “qualified dividend income,” which will be subject to taxation at a maximum rate of 15% (or a lower rate for individuals in certain tax brackets) subject to certain exceptions for short-term and hedged positions. In addition, subject to similar exceptions for short-term and hedged positions, distributions on the depositary shares constituting dividend income paid to holders that are U.S. corporations will generally qualify for the 70% dividends-received deduction. For further discussion of the tax consequences relating to the Series K Preferred Stock, see “Certain U.S. Federal Income Tax Considerations” in this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from the sale of the depositary shares representing interests in the Series K Preferred Stock for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Expected ratings	We expect that the depositary shares will be rated A3, A- and A by Moody’s Investor Service, Standard & Poor’s and Fitch Ratings, respectively. None of these securities ratings is a recommendation to buy, sell or hold these securities. Each rating may be subject to revision or withdrawal at any time, and should be evaluated independently of any other rating.

Registrar	PNC Bank, National Association

Depositary	PNC Bank, National Association

Calculation agent	PNC Bank, National Association

SELECTED CONSOLIDATED FINANCIAL DATA

Set forth below are highlights from PNC’s consolidated financial data as of and for the quarters ended March 31, 2008 and March 31, 2007 and years ended December 31, 2003 through 2007. You should read this information in conjunction with PNC’s consolidated financial statements and related notes included in PNC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and PNC’s Annual Report on Form 10-K for the year ended December 31, 2007, which are incorporated by reference in this document and from which this information is derived. See “Incorporation of Certain Documents by Reference” on page S-12.

PNC — Summary of Consolidated Financial Data

	Quarter Ended March 31		Year Ended December 31,
	2008	2007	2007	2006(a),(b)	2005	2004	2003
Earnings (in millions, except per share data)
Net interest income	$854	$623	$2,915	$2,245	$2,154	$1,969	$1,996
Provision for credit losses	151	8	315	124	21	52	177
Noninterest income	967	991	3,790	6,327	4,173	3,572	3,263
Noninterest expense	1,042	944	4,296	4,443	4,306	3,712	3,467

Income before minority interest and income taxes	628	662	2,094	4,005	2,000	1,777	1,615
Minority interest in income of BlackRock	—	—	—	47	71	42	47
Income taxes	251	203	627	1,363	604	538	539

Income before cumulative effect of accounting change	377	459	1,467	2,595	1,325	1,197	1,029
Cumulative effect of accounting change, net of tax	—	—	—	—	—	—	(28)

Net income	$377	$459	$1,467	$2,595	$1,325	$1,197	$1,001

Per common share data
Basic earnings (loss)
Before cumulative effect of accounting change	$1.11	$1.49	$4.43	$8.89	$4.63	$4.25	$3.68

Cumulative effect of accounting change	—	—	—	—	—	—	(.10)

Net income	$1.11	$1.49	$4.43	$8.89	$4.63	$4.25	$3.58

Diluted earnings (loss)
Before cumulative effect of accounting change	$1.09	$1.46	$4.35	$8.73	$4.55	$4.21	$3.65

Cumulative effect of accounting change	—	—	—	—	—	—	(.10)

Net income	$1.09	$1.46	$4.35	$8.73	$4.55	$4.21	$3.55

Cash dividends declared	$.63	$.55	$2.44	$2.15	$2.00	$2.00	$1.94
Period end balances (in millions)
Total assets	$139,991	$122,563	$138,920	$101,820	$91,954	$79,723	$68,168
Total deposits	80,410	77,367	82,696	66,301	60,275	53,269	45,241
Total borrowed funds	32,779	20,456	30,931	15,028	16,897	11,964	11,453
Total shareholders’ equity	14,423	14,739	14,854	10,788	8,563	7,473	6,645

(a) Noninterest income for 2006 included the pretax impact of the following: gain on the BlackRock/Merrill Lynch Investment Managers (“MLIM”) transaction of $2.1 billion; securities portfolio rebalancing loss of $196 million; and mortgage loan portfolio repositioning loss of $48 million. Noninterest expense for 2006 included the pretax impact of BlackRock/MLIM transaction integration costs of $91 million. An additional $10 million of integration costs, recognized in the fourth quarter of 2006, were included in noninterest income as a negative component of the asset management line. The after-tax impact of these items was as follows: BlackRock/MLIM transaction gain — $1.3 billion; securities portfolio rebalancing loss — $127 million; mortgage loan portfolio repositioning loss — $31 million; and BlackRock/MLIM transaction integration costs — $47 million.

The aggregate after-tax impact of these items increased net income for the year ended December 31, 2006 by $1.1 billion. On a per share basis, the aggregate after-tax impact of these items increased net income by $3.72 per basic common share or $3.67 per diluted common share.

(b) Due to the significant one-time adjustments for PNC during 2006, the results for that year may not be typical.

RISK FACTORS

An investment in our depositary shares involves certain risks. You should carefully consider the risks described below and the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2007 as updated by subsequently filed Forms 10-Q, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our depositary shares could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus.

In purchasing the depositary shares in the offering, you are making an investment decision with regard to the Series K Preferred Stock.

As described in this prospectus supplement, we are issuing fractional interests in shares of Series K Preferred Stock in the form of depositary shares. Accordingly, the depositary will rely on the payments it receives on the Series K Preferred Stock to fund all payments on the depositary shares. You should carefully review the information in the accompanying prospectus and in this prospectus supplement regarding both of these securities.

The Series K Preferred Stock is equity and is subordinate to our existing and future indebtedness.

The shares of Series K Preferred Stock are equity interests in PNC and do not constitute indebtedness. As such, the shares of Series K Preferred Stock will rank junior to all indebtedness and other non-equity claims on PNC with respect to assets available to satisfy claims on PNC, including in a liquidation of PNC. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Series K Preferred Stock (1) dividends are payable only if declared by our board of directors or a duly authorized committee of the board, (2) dividends do not cumulate if they are not declared and (3) as a corporation, we are subject to restrictions on payments of dividends and redemption price out of lawfully available funds. Also, as a bank holding company, PNC’s ability to declare and pay dividends and redeem the Series K Preferred Stock is dependent on certain federal regulatory considerations.

Investors should not expect PNC to redeem the Series K Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.

The Series K Preferred Stock is a perpetual equity security. The Series K Preferred Stock has no maturity or mandatory redemption date and is not redeemable at the option of investors. By its terms, the Series K Preferred Stock may be redeemed by us at our option either in whole at any time or in part from time to time on or after May 21, 2013. However, our ability to redeem the Series K Preferred Stock is subject to an important limitation; under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Series K Preferred Stock is subject to prior approval of the Federal Reserve. We anticipate that the factors that the Federal Reserve may consider in evaluating a proposed redemption include our capital position after giving effect to the redemption and whether the Series K Preferred Stock will be replaced by or redeemed with the proceeds of a like amount of a capital instrument that is of equal or higher quality with respect to its terms and permanence.

Dividends on the Series K Preferred Stock are non-cumulative.

Dividends on the Series K Preferred Stock are non-cumulative. Consequently, if our board of directors or a duly authorized committee of the board does not authorize and declare a dividend for any dividend period, holders of the Series K Preferred Stock and the depositary shares would not be entitled to receive any such dividend, and such unpaid dividend will cease to accrue and will not be payable. We will have no obligation to pay dividends accrued for a dividend period after the dividend payment date for such period if our board of directors or a duly authorized committee of the board has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series K Preferred Stock or any other preferred stock we may issue.

Holders of Series K Preferred Stock and the depositary shares will have limited voting rights.

Holders will have limited voting rights in the event of non-payments of dividends under certain circumstances and with respect to certain fundamental changes in the terms of the Series K Preferred Stock, certain other matters or as otherwise required by law, as described under “Description of the Series K Preferred Stock — Voting.” Holders of depositary shares would instruct the depositary how to vote in such circumstances.

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares.

There can be no assurance about the market prices for the depositary shares. Several factors, many of which are beyond our control, will influence the market value of the depositary shares. Factors that might influence the market value of the depositary shares include:

•	whether we skip or are likely to skip dividends on the Series K Preferred Stock from time to time;
•	our creditworthiness;
•	interest rates;
•	developments in the credit, mortgage and housing markets, the markets for securities relating to mortgages or housing and developments with respect to financial institutions generally;
•	the market for similar securities; and
•	economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

Accordingly, the depositary shares that an investor purchases, whether in this offering or in the secondary market, may trade at a discount to their cost.

Holders of Series K Preferred Stock may be unable to use the dividends received deduction.

Distributions paid to corporate U.S. holders of the depositary shares out of dividends on the Series K Preferred Stock may be eligible for the dividends received deduction if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Series K Preferred Stock to qualify as dividends for federal income tax purposes. See “Certain U.S. Federal Income Tax Consequences.” If any distributions on the Series K Preferred Stock with respect to any fiscal year are not eligible for the dividends received deduction because of insufficient current or accumulated earnings and profits, the market value of the Series K Preferred Stock may decline.

An active trading market for the Preferred Stock and the related depositary shares does not exist and may not develop.

The Preferred Stock and the related depositary shares are new issues of securities with no established trading market. We do not intend to list the Preferred Stock or the depositary shares on any securities exchange. We cannot predict how the depositary shares will trade in the secondary market or whether that market will be liquid or illiquid. The number of potential buyers of the depositary shares in any secondary market may be limited. Although the underwriters may purchase and sell the depositary shares in the secondary market from time to time, the underwriters will not be obligated to do so and may discontinue making a market for the depositary shares at any time without giving us notice. We cannot assure you that a secondary market for the depositary shares will develop, or that if one develops, it will be maintained. If an active, liquid market does not develop for the Preferred Stock, the market price and liquidity of the Preferred Stock may adversely be affected.

If we are deferring payments on our outstanding junior subordinated debt securities, are in default under the indentures governing those securities, or full dividends are not paid on certain issues of our REIT preferred securities, we will be prohibited from making distributions on or redeeming the Series K Preferred Stock.

The terms of our outstanding junior subordinated debt securities and certain issues of our REIT preferred securities prohibit us from declaring or paying any dividends or distributions on the Series K Preferred Stock, or redeeming, purchasing, acquiring or making a liquidation payment with respect to our Series K Preferred Stock, if we are aware of any event that would be an event of default under the indenture governing those junior subordinated debt securities, at any time when we have deferred interest thereunder or at any time full dividends have not been paid on our REIT preferred securities.

FORWARD-LOOKING STATEMENTS

We make statements in this prospectus, and we may from time to time make other statements, regarding our outlook or expectations for earnings, revenues, expenses and/or other matters regarding or affecting PNC that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “will,” “project” and other similar words and expressions.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. We do not assume any duty and do not undertake to update our forward-looking statements. Actual results or future events could differ, possibly materially, from those that we anticipated in our forward-looking statements, and future results could differ materially from our historical performance.

Our forward-looking statements are subject to the following principal risks and uncertainties. We provide greater detail regarding some of these factors in our 2007 Form 10-K, as supplemented with disclosure in our first quarter 2008 Form 10-Q, including in the Risk Factors and Risk Management sections of these reports. Our forward-looking statements may also be subject to other risks and uncertainties, including those discussed elsewhere in this prospectus or in our other filings with the SEC.

•	Our businesses and financial results are affected by business and economic conditions, both generally and specifically in the principal markets in which we operate. In particular, our businesses and financial results may be impacted by:

•	Changes in interest rates and valuations in the debt, equity and other financial markets.

•	Disruptions in the liquidity and other functioning of financial markets, including such disruptions in the markets for real estate and other assets commonly securing financial products.

•	Actions by the Federal Reserve and other government agencies, including those that impact money supply and market interest rates.

•	Changes in our customers’, suppliers’ and other counterparties’ performance in general and their creditworthiness in particular.

•	Changes in customer preferences and behavior, whether as a result of changing business and economic conditions or other factors.

•	A continuation of recent turbulence in significant portions of the global financial markets could impact our performance, both directly by affecting our revenues and the value of our assets and liabilities and indirectly by affecting the economy generally.

•	Given current economic and financial market conditions, our forward-looking financial statements are subject to the risk that these conditions will be substantially different than we are currently expecting. These statements are based on our current expectations that interest rates will remain low through most of 2008 and that economic conditions, although showing slower growth than in recent years, will avoid a recession.

•	Our operating results are affected by our liability to provide shares of BlackRock common stock to help fund certain BlackRock long-term incentive plan (“LTIP”) programs, as our LTIP liability is adjusted quarterly (“marked-to-market”) based on changes in BlackRock’s common stock price and the number of remaining committed shares, and we recognize gain or loss on such shares at such times as shares are transferred for payouts under the LTIP programs.

•	Competition can have an impact on customer acquisition, growth and retention, as well as on our credit spreads and product pricing, which can affect market share, deposits and revenues.

•	Our ability to implement our business initiatives and strategies could affect our financial performance over the next several years.

•	Legal and regulatory developments could have an impact on our ability to operate our businesses or our financial condition or results of operations or our competitive position or reputation. Reputational impacts, in turn, could affect matters such as business generation and retention, our ability to attract and retain management, liquidity and funding. These legal and regulatory developments could include: (a) the unfavorable resolution of legal proceedings or regulatory and other governmental inquiries; (b) increased litigation risk from recent regulatory and other governmental developments; (c) the results of the regulatory examination process, our failure to satisfy the requirements of agreements with governmental agencies, and regulators’ future use of supervisory and enforcement tools; (d) legislative and regulatory reforms, including changes to laws and regulations involving tax, pension, education lending and the protection of confidential customer information; and (e) changes in accounting policies and principles.

•	Our business and operating results are affected by our ability to identify and effectively manage risks inherent in our businesses, including, where appropriate, through the effective use of third-party insurance, derivatives, and capital management techniques.

•	Our ability to anticipate and respond to technological changes can have an impact on our ability to respond to customer needs and to meet competitive demands.

•	The adequacy of our intellectual property protection, and the extent of any costs associated with obtaining rights in intellectual property claimed by others, can impact our business and operating results.

•	Our business and operating results can also be affected by widespread natural disasters, terrorist activities or international hostilities, either as a result of the impact on the economy and capital and other financial markets generally or on us or on our customers, suppliers or other counterparties specifically.

•	Also, risks and uncertainties that could affect the results anticipated in forward-looking statements or from historical performance relating to our equity interest in BlackRock, Inc. are discussed in more detail in BlackRock’s filings with the SEC, including in the Risk Factors sections of BlackRock’s reports. Blackrock’s SEC filings are accessible on the SEC’s website and on or through BlackRock’s website at www.blackrock.com. None of BlackRock’s SEC filings and none of the information displayed on BlackRock’s website are incorporated by reference in this prospectus (other than those BlackRock filings that are expressly incorporated by reference into any of our filings which are incorporated herein under “Incorporation of Certain Documents by Reference”).

We grow our business in part by acquiring from time to time other financial services companies, and these acquisitions present us with a number of risks and uncertainties related both to the acquisition transactions themselves and to the integration of the acquired businesses into PNC after closing. Acquisitions of other financial services companies in general present risks to PNC in addition to those presented by the nature of the business acquired. In particular, acquisitions may be substantially more expensive to complete (including as a result of costs incurred in connection with the integration of the acquired company) and the anticipated benefits (including anticipated cost savings and strategic gains) may be significantly harder or take longer to achieve than expected. In some cases, acquisitions involve our entry into new businesses or new geographic or other markets, and these situations also present risks resulting from our inexperience in these new areas. As a regulated financial institution, our pursuit of attractive acquisition opportunities could be negatively impacted due to regulatory delays or other regulatory issues. Regulatory and/or legal issues relating to the pre-acquisition operations of an acquired business may cause reputational harm to PNC following the acquisition and integration of the acquired business into ours and may result in additional future costs arising as a result of those issues.

Our recent acquisition of Sterling Financial Corporation (“Sterling”) presents many of the risks and uncertainties related to acquisition transactions themselves and to the integration of the acquired businesses into PNC after closing described above. Sterling presents regulatory and litigation risk, as a result of financial irregularities at Sterling’s commercial finance subsidiary, that may impact our financial results.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference information in this document. This means that PNC can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of the site is http://www.sec.gov. The reports and other information filed by PNC with the SEC are also available at our Internet website, www.pnc.com. We have included the web addresses of the SEC and PNC as inactive textual references only. Except as specifically incorporated by reference into this document, information on those websites is not part of this document.

This document incorporates by reference the documents listed below that we previously filed with the SEC. They contain important information about the company and its financial condition.

Filing	Period or Date Filed

Annual Report on Form 10-K	Year ended December 31, 2007
Quarterly Report on Form 10-Q	Quarter ended March 31, 2008
Current Reports on Form 8-K	January 22, 2008, February 4, 2008 (two filings), February 13, 2008, February 19, 2008, February 20, 2008, March 10, 2008, April 18, 2008 and April 22, 2008 (with respect to item 8.01)

In addition, PNC also incorporates by reference additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this document and the date of the termination of the offer pursuant to this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

As used in this prospectus, the term “prospectus” means this prospectus, including the documents incorporated by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. We will provide without charge to each person to whom a copy of this prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated in this prospectus by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) and a copy of any or all other contracts or documents which are referred to in this prospectus. You may request a copy of these filings at the address and telephone number set forth below.

Documents incorporated by reference are available from PNC without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address:

The PNC Financial Services Group, Inc.
One PNC Plaza
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707
Attention: Shareholder Services
Telephone: (800) 982-7652
Email: webqueries@computershare.com

THE PNC FINANCIAL SERVICES GROUP, INC.

PNC is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and a financial holding company under the Gramm-Leach-Bliley Act. PNC was incorporated under Pennsylvania law in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, PNC has diversified its geographic presence, business mix and product capabilities through strategic bank and nonbank acquisitions and the formation of various nonbanking subsidiaries.

PNC is one of the largest diversified financial services companies in the United States based on assets, with businesses engaged in retail banking, corporate and institutional banking, asset management and global fund processing services. PNC provides many of its products and services nationally and others in PNC’s primary geographic markets located in Pennsylvania, New Jersey, Washington, DC, Maryland, Virginia, Ohio, Kentucky and Delaware. PNC also provides certain global fund processing services internationally. PNC stock is listed on the New York Stock Exchange under the symbol “PNC.” As of March 31, 2008, PNC had total consolidated assets of approximately $140 billion, total consolidated deposits of approximately $80 billion and total consolidated shareholders’ equity of approximately $14 billion.

PNC is a holding company and services its obligations primarily with dividends and advances that it receives from subsidiaries. PNC’s subsidiaries that operate in the banking and securities business can only pay dividends if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities and securities regulators. PNC’s subsidiaries may be party to credit or other agreements that also may restrict their ability to pay dividends. PNC currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect PNC’s ability to service its own debt. PNC must also maintain the required capital levels of a bank holding company before it may pay dividends on its stock.

Under the regulations of the Federal Reserve, a bank holding company is expected to act as a source of financial strength for its subsidiary banks. As a result of this regulatory policy, the Federal Reserve might require PNC to commit resources to its subsidiary banks when doing so is not otherwise in the interests of PNC or its shareholders or creditors.

PNC’s principal executive offices are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, and its telephone number is 412-762-2000.

USE OF PROCEEDS

We will use the proceeds from the sale of the Series K Preferred Stock for general corporate purposes, which may include:

•	investments in our subsidiaries to capitalize and/or finance their activities;

•	financing of possible future acquisitions;

•	repayment of outstanding indebtedness; and

•	repurchases of issued and outstanding shares of common and/or preferred stock under authorized programs of PNC.

Until we use the net proceeds for these purposes, we will use the net proceeds to reduce short term indebtedness or for temporary investments. We expect to incur additional indebtedness in the future to fund our businesses.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following unaudited table presents our consolidated ratio of earnings to fixed charges. The consolidated ratio of earnings to fixed charges was computed by dividing earnings as defined in Item 503(d) of Regulation S-K by fixed charges. Fixed charges represent interest expensed and capitalized, an estimate of the interest component of rentals, amortization of notes and debentures, and distributions on mandatorily redeemable capital securities of subsidiary trusts. The ratios are presented both excluding and including interest on deposits. Interest expense (other than on deposits) includes interest on bank notes and senior debt, federal funds purchased, repurchase agreements, Federal Home Loan Bank borrowings, other borrowed funds and subordinated debt.

	Quarter Ended
	March 31,				Year Ended December 31,
	2008		2007		2007		2006		2005		2004		2003

Ratio of earnings to fixed charges
Excluding interest on deposits	2.62	x	3.54	x	2.44	x	5.64	x	3.93	x	5.86	x	5.53	x
Including interest on deposits	1.69		1.86		1.55		2.60		2.18		3.06		2.95

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

The following unaudited table presents our consolidated ratio of earnings to fixed charges and preferred stock dividends. The consolidated ratio of earnings to fixed charges and preferred stock dividends was computed by dividing earnings as defined in Item 503(d) of Regulation S-K by fixed charges and preferred stock dividends. Fixed charges represent interest expensed and capitalized, an estimate of the interest component of rentals, amortization of notes and debentures and distributions on mandatorily redeemable capital securities of subsidiary trusts. The ratios are presented both excluding and including interest on deposits. Interest expense (other than on deposits) includes interest on bank notes and senior debt, federal funds purchased, repurchase agreements, Federal Home Loan Bank borrowings, other borrowed funds and subordinated debt.

	Quarter Ended
	March 31,				Year Ended December 31,
	2008		2007		2007		2006		2005		2004		2003

Ratio of earnings to fixed charges and preferred stock dividends
Excluding interest on deposits	2.62	x	3.54	x	2.44	x	5.63	x	3.93	x	5.84	x	5.52	x
Including interest on deposits	1.69		1.86		1.55		2.60		2.18		3.06		2.95

REGULATORY MATTERS

For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and specific information relevant to PNC, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus supplement. The following is a brief overview of the regulatory framework in which we do business.

The PNC Financial Services Group, Inc. is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and a financial holding company under the Gramm-Leach-Bliley Act. We are subject to numerous governmental regulations. Applicable laws and regulations restrict permissible activities and investments and require compliance with protections for loan, deposit, brokerage, fiduciary, mutual fund and other customers, among other things. They also restrict our ability to repurchase stock or to receive dividends from bank subsidiaries and impose capital adequacy requirements. The consequences of noncompliance can include substantial monetary and nonmonetary sanctions.

In addition, our business is subject to comprehensive examination and supervision by, among other regulatory bodies, the Federal Reserve and the Office of the Comptroller of the Currency (“OCC”). The PNC Financial Services Group, Inc. is subject to Federal regulations, while our principal banking subsidiary, PNC Bank, N.A., is subject to OCC regulations. Our business is subject to examination by these regulators, which results in examination reports and ratings (which are not publicly available) that can impact the conduct and growth of our businesses. These examinations consider not only compliance with applicable laws and regulations, but also capital levels, asset quality and risk, management ability and performance, earnings, liquidity, and various other factors. An examination downgrade by any of our federal bank regulators potentially can result in the imposition of significant limitations on our activities and growth. These regulatory agencies generally have broad discretion to impose restrictions and limitations on the operations of a regulated entity where the agencies determine, among other things, that such operations are unsafe or unsound, fail to comply with applicable law or are otherwise inconsistent with laws and regulations or with the supervisory policies of these agencies. This supervisory framework could materially impact the conduct, growth and profitability of our operations.

We are also subject to regulation by the SEC by virtue of our status as a public company and due to the nature of some of our businesses.

As a regulated financial services firm, our relationships and good standing with regulators are of fundamental importance to the continuation and growth of our businesses. The Federal Reserve, OCC, SEC and other domestic and foreign regulators have broad enforcement powers, and powers to approve, deny or refuse to act upon our applications or notices to conduct new activities, acquire or divest businesses or assets or reconfigure existing operations.

Over the last several years, there has been an increasing regulatory focus on compliance with anti-money laundering laws and regulations, resulting in, among other things, several significant publicly announced enforcement actions. There has also been a heightened focus recently on the protection of confidential customer information.

The PNC Financial Services Group, Inc. is required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. We expect that the Series K Preferred Stock will be treated as tier 1 capital of The PNC Financial Services Group, Inc.

CAPITALIZATION

The following table sets forth PNC’s consolidated capitalization as of March 31, 2008 and as adjusted to give effect to the issuance of the Series K Preferred Stock. This table should be read in conjunction with our consolidated financial statements and related notes and the other financial information incorporated by reference into this prospectus.

	March 31, 2008
	Actual	As Adjusted
	(dollars in millions)

Debt
Deposits	$80,410	$80,410
Subordinated debt	5,402	5,402
Other borrowed funds	27,377	27,377

Total debt	113,189	113,189
Equity capital
Common stock	1,764	1,764
Preferred stock	— (a)	500
Treasury stock	(829)	(829)
Capital surplus	2,603	2,603
Retained earnings	11,664	11,664
Other	(779)	(779)

Total equity capitalization	14,423	14,923

Total capitalization	$127,612	$128,112

(a)	Less than $0.5 million

DESCRIPTION OF SERIES K PREFERRED STOCK

General

The depositary will be the sole holder of the Series K Preferred Stock, as described under “Description of Depositary Shares” below, and all references in this prospectus supplement to the holders of the Series K Preferred Stock shall mean the depositary. However, the holders of depositary shares will be entitled, through the depositary, to exercise the rights and preferences of the holders of the Series K Preferred Stock, as described under “Description of Depositary Shares.”

This prospectus supplement summarizes specific terms and provisions of the Series K Preferred Stock. Terms that apply generally to our preferred stock are described in the “Description of Preferred Stock” section of the accompanying prospectus. The following summary of the terms and provisions of the Series K Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our Amended and Restated Articles of Incorporation, and the amendment thereto creating the Series K Preferred Stock, which will be included as an exhibit to a Form 8-K filed with the SEC.

Our authorized capital stock includes 20,000,000 shares of preferred stock, par value $1.00 per share as reflected in our Amended and Restated Articles of Incorporation. The board of directors is authorized without further shareholder action to cause the issuance of additional shares of preferred stock. Any additional preferred stock may be issued in one or more series, each with the preferences, limitations, designations, conversion or exchange rights, voting rights, dividend rights, redemption provisions, voluntary and involuntary liquidation rights and other rights as the PNC board may determine at the time of issuance.

The Series K Preferred Stock is a single series of authorized preferred stock consisting of 50,000 shares, all of which are being initially offered hereby. As described in the accompanying prospectus, we may from time to time, without notice to or the consent of holders of the Series K Preferred Stock, issue additional shares of preferred stock.

Shares of the Series K Preferred Stock will rank senior to our common stock, equally with our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series H Preferred Stock (when issued), Series I Preferred Stock (when issued) and Series J Preferred Stock (when issued), and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series K Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. In addition, we will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment (i.e., after taking account of all indebtedness and other non-equity claims). The Series K Preferred Stock will be fully paid and nonassessable when issued. Holders of Series K Preferred Stock will not have preemptive or subscription rights to acquire more capital stock of PNC.

The Series K Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of PNC. The Series K Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of PNC to redeem or repurchase the Series K Preferred Stock.

As of the date of this prospectus supplement, our board of directors has authorized the issuance of:

•	98,583 shares of $1.80 Cumulative Convertible Preferred Stock, Series A with a per share liquidation preference of $40.00, of which 6,601 are outstanding;

•	38,542 shares of $1.80 Cumulative Convertible Preferred Stock, Series B with a per share liquidation preference of $40.00, of which 1,169 are outstanding;

•	1,433,935 shares of $1.60 Cumulative Convertible Preferred Stock, Series C with a per share liquidation preference of $20.00, of which 123,173 are outstanding;

•	1,766,140 shares of $1.80 Cumulative Convertible Preferred Stock, Series D with a per share liquidation preference of $20.00, of which 179,798 are outstanding;

•	338,100 shares of $2.60 Cumulative Non Voting Preferred Stock, Series E with a per share liquidation preference of $27.75, of which all shares were redeemed and restored to the status of authorized but unissued preferred stock;

•	6,000,000 shares of Fixed/Adjustable Rate Noncumulative Preferred Stock, Series F with a per share liquidation preference of $50.00, of which all shares were redeemed and restored to the status of authorized but unissued preferred stock;

•	450,000 shares of Junior Participating Preferred Stock, Series G associated with our rights plan under which the outstanding rights expired on February 28, 2007, and the shareholders’ rights plan pursuant to which such rights were issued was of no further force or effect;

•	7,500 shares of 7.00% Non-Cumulative Preferred Stock, Series H with a per share liquidation preference of $100,000, of which none are currently outstanding;

•	5,000 shares of Fixed-To-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series I with a per share liquidation preference of $100,000, of which none are currently outstanding; and

•	3,750 shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series J with a per share liquidation preference of $100,000 per share, of which none are currently outstanding.

Dividends

Dividends on shares of the Series K Preferred Stock will not be mandatory. Holders of Series K Preferred Stock will be entitled to receive, when, as, and if declared by our board of directors or a duly authorized committee of the board, out of assets legally available for the payment of dividends under Pennsylvania law, non-cumulative cash dividends based on the liquidation preference of the Series K Preferred Stock at a rate equal to (1) 8.25% per annum for each semi-annual dividend period from the issue date of the depositary shares to, but excluding, May 21, 2013 (the “Fixed Rate Period”), and (2) three-month LIBOR plus a spread of 4.22% per annum, for each quarterly dividend period from May 21, 2013 through the redemption date of the Series K Preferred Stock, if any (the “Floating Rate Period”). In the event that we issue additional shares of Series K Preferred Stock after the original issue date, dividends on such shares will accrue from the original issue date of such additional shares.

If declared by our board of directors or a duly authorized committee of our board, during the Fixed Rate Period, we will pay dividends on the Series K Preferred Stock semi-annually, in arrears, on May 21 and November 21 of each year, beginning on November 21, 2008. If declared by our board of directors or a duly authorized committee of our board, during the Floating Rate Period, we will pay dividends on the Series K Preferred Stock quarterly, in arrears, on February 21, May 21, August 21 and November 21 of each year, beginning on May 21, 2013.

Dividends will be payable to holders of record of Series K Preferred Stock as they appear on our books on the applicable record date, which shall be the last business day of the calendar month immediately preceding the month during which the dividend payment date falls. The corresponding record dates for the depositary shares will be the same as the record dates for the Series K Preferred Stock.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Series K Preferred Stock. Dividends payable on the Series K Preferred Stock for the Fixed Rate Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series K Preferred Stock for the Floating Rate Period will be computed based on the actual number of days in a dividend period and a 360-day year. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Preferred Stock will cease to accrue on the redemption date, if any, as described below under “— Redemption,” unless we default in the payment of the redemption price of the shares of the Series K Preferred Stock called for redemption. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day. The calculation agent’s calculation of the amount of dividends for any dividend period will be on file at our principal offices, will be made available to any holder of Series K Preferred Stock upon request and will be final and binding in the absence of manifest error.

The dividend rate for each dividend period in the Floating Rate Period will be determined by the calculation agent using three-month LIBOR as in effect on the second London banking day prior to the beginning of the dividend period, which date is the “dividend determination date” for the dividend period. The calculation agent then will add three-month LIBOR as determined on the dividend determination date and the applicable spread. Absent manifest error, the calculation agent’s determination of the dividend rate for a dividend period for the Series K Preferred Stock will be binding and conclusive on you, the transfer agent, and us. A “London banking day” is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

The term “three-month LIBOR” means the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on Reuters screen page “LIBOR01” at approximately 11:00 a.m., London time, on the relevant dividend determination date.

If no offered rate appears on Reuters screen page “LIBOR01” on the relevant dividend determination date at approximately 11:00 a.m., London time, then the calculation agent, after consultation with us, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, the calculation agent will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the dividend determination date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable dividend period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest .00001 of 1%) of the quotations provided. Otherwise, three-month LIBOR for the next dividend period will be equal to three-month LIBOR in effect for the then-current dividend period.

Dividends on shares of Series K Preferred Stock will not be cumulative. Accordingly, if the board of directors or a duly authorized committee of the board does not declare a dividend on the Series K Preferred Stock payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series K Preferred Stock are declared for any future dividend period.

So long as any share of Series K Preferred Stock remains outstanding, (1) no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan), (2) no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of one share of junior stock for or into another share of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan or (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us and (3) no shares of parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series K Preferred Stock and such parity stock except by conversion into or exchange for junior stock, during a dividend period, unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of Series K Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

As used in this prospectus supplement, “junior stock” means our common stock and any other class or series of stock of PNC hereafter authorized over which Series K Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of PNC.

When dividends are not paid in full upon the shares of Series K Preferred Stock and any parity stock, all dividends declared upon shares of Series K Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Series K Preferred Stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other.

As used in this prospectus supplement, “parity stock” means any other class or series of stock of PNC that ranks on a parity with the Series K Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of PNC. Parity stock includes Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and would include Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock, if issued.

Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by our board of directors or a duly authorized committee of the board, may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series K Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Series K Preferred Stock shall not be entitled to participate in any such dividend.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of PNC, holders of the Series K Preferred Stock are entitled to receive out of assets of PNC available for distribution to shareholders, after satisfaction of liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series K Preferred Stock, before any distribution of assets is made to holders of common stock or of any of our other shares of stock ranking junior as to such a distribution to the shares of Series K Preferred Stock, a liquidating distribution in the amount of the liquidation preference of $10,000 per share (equivalent to $1,000 per depositary share) plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Series K Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution.

In any such distribution, if the assets of PNC are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Series K Preferred Stock and all holders of any other shares of our stock ranking equally as to such distribution with the Series K Preferred Stock, the amounts paid to the holders of Series K Preferred Stock and to the holders of all such other stock will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Series K Preferred Stock and any other shares of our stock ranking equally as to the liquidation distribution, the holders of our junior stock shall be entitled to receive all remaining assets of PNC according to their respective rights and preferences.

For purposes of this section, the merger or consolidation of PNC with any other entity, including a merger or consolidation in which the holders of Series K Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of PNC for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of PNC.

Redemption

The Series K Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. The Series K Preferred Stock is not redeemable prior to May 21, 2013. On and after that date, the Series K Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $10,000 per share (equivalent to $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of Series K Preferred Stock will have no right to require the redemption or repurchase of the Series K Preferred Stock.

If shares of the Series K Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series K Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Series K Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (i) the redemption date, (ii) the number of shares of the Series K Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, (iii) the redemption price, (iv) the place or places where the certificates evidencing shares of Series K Preferred Stock are to be surrendered for payment of the redemption price and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date. If notice of redemption of any shares of Series K Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any shares of Series K Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series K Preferred Stock, such shares of Series K Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any declared and unpaid dividends. See “Description of Depositary Shares” below for information about redemption of the depositary shares relating to our Series K Preferred Stock.

In case of any redemption of only part of the shares of the Series K Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata, by lot or in such other manner as we may determine to be equitable.

Under the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Series K Preferred Stock is subject to prior approval of the Federal Reserve. See “Risk Factors — Investors Should Not Expect Us to Redeem the Series K Preferred Stock on the Date It Becomes Redeemable or on any Particular Date After It Becomes Redeemable” in this prospectus supplement.

Voting Rights

Except as provided below, the holders of the Series K Preferred Stock will have no voting rights.

Right to Elect Two Directors upon Nonpayment. If we fail to pay, or declare and set apart for payment, dividends on outstanding shares of the Series K Preferred Stock or any other series of preferred stock for six quarterly dividend periods, or their equivalent, whether or not consecutive, the number of directors shall be increased by two at our first annual meeting of the shareholders held thereafter, and at such meeting and at each subsequent annual meeting until cumulative dividends payable for all past dividend periods and continuous noncumulative dividends for at least one year on all outstanding shares of preferred stock entitled thereto shall have been paid, or declared and set apart for payment, in full, the holders of shares of preferred stock of all series shall have the right, voting as a class with holders of any other equally ranked series of preferred stock that have similar voting rights, to elect such two additional members of the Board of Directors to hold office for a term of one year. Upon such payment, or such declaration and setting apart for payment, in full, the terms of the two additional directors so elected shall forthwith terminate, and the number of directors shall be reduced by two, and such voting right of the holders of shares of preferred stock shall cease, subject to increase in the number of directors as described above and to revesting of such voting right in the event of each and every additional failure in the payment of dividends for six quarterly dividend periods, or their equivalent, whether or not consecutive, as described above.

If the holders of Series K Preferred Stock become entitled to vote for the election of directors, the Series K Preferred Stock may be considered a class of voting securities under interpretations adopted by the Federal Reserve. As a result, certain holders of Series K Preferred Stock may become subject to regulations under the Bank Holding Company Act. For further discussion of the regulations of the Federal Reserve Board, see “Description of Preferred Stock — General” of the accompanying prospectus.

Other Voting Rights. So long as any shares of Series K Preferred Stock remain outstanding the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series K Preferred Stock, voting separately as a class, shall be required to:

•	authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series K Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of PNC;

•	amend the provisions of PNC’s Amended and Restated Articles of Incorporation so as to materially and adversely affect the powers, preferences, privileges or rights of the Series K Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series K Preferred Stock or authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Series K Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up of PNC will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series K Preferred Stock; and

•	consolidate with or merge into any other corporation unless the shares of Series K Preferred Stock outstanding at the time of such consolidation or merger or sale are converted into or exchanged for preference securities having such rights, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series K Preferred Stock, taken as a whole.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series K Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of the Series K Preferred Stock to effect such redemption.

Voting Rights Under Pennsylvania Law. The Pennsylvania Business Corporation Law attaches mandatory voting rights to the Series K Preferred Stock in connection with certain amendments to our Restated Articles of Incorporation, under which the holders of the Series K Preferred Stock would be entitled to vote as a class if the amendment would:

•	authorize the Board of Directors to fix and determine the relative rights and preferences, as between series, of any preferred or special class;

•	make any changes in the preferences, limitations or special rights (other than preemptive rights or the rights to vote cumulatively) of the shares of a class or series adverse to the class or series;

•	authorize a new class or series of shares having a preference as to dividends or assets which is senior to the shares of a class or series;

•	increase the number of authorized shares of any class or series having a preference as to dividends or assets which is senior in any respect to the shares of a class or series; or

•	make the outstanding shares of a class or series redeemable by a method that is not pro rata, by lot or otherwise equitable.

Holders of outstanding shares of Series K Preferred Stock are also entitled under Pennsylvania law to vote as a class on a plan of merger that effects any change in our Restated Articles of Incorporation if the holders would have been entitled to a class vote under the statutory provision relating to the adoption of articles amendments discussed above.

Registrar

PNC Bank, National Association will be the registrar, dividend disbursing agent and redemption agent for the Series K Preferred Stock.

Calculation Agent

PNC Bank, National Association will be the calculation agent for the Series K Preferred Stock.

DESCRIPTION OF DEPOSITARY SHARES

In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in the “Book-Entry Issuance” section of this prospectus supplement.

This prospectus supplement summarizes specific terms and provisions of the depositary shares relating to our Series K Preferred Stock; terms that apply generally to all our preferred stock issued in the form of depositary shares (including the depositary shares offered in this prospectus supplement) are described in the “Description of Depositary Shares” section of the accompanying prospectus.

As described in the accompanying prospectus in the “Description of Depositary Shares” section, we are issuing fractional interests in shares of preferred stock in the form of depositary shares. Each depositary share will represent a 1/10th ownership interest in a share of Series K Preferred Stock, and will be evidenced by a depositary receipt. The shares of Series K Preferred Stock represented by depositary shares will be deposited under a deposit agreement among PNC, PNC Bank, National Association, as depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Series K Preferred Stock represented by such depositary share, to all the rights and preferences of the Series K Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).

Immediately following the issuance of the Series K Preferred Stock, we will deposit the Series K Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of deposit agreement and the depositary receipt may be obtained from us upon request and in the manner described in the “Where You Can Find More Information” section of the accompanying prospectus.

Dividends and Other Distributions

The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series K Preferred Stock to the record holders of depositary shares relating to the underlying Series K Preferred Stock in proportion to the number of depositary shares held by the holders. If PNC makes a distribution other than in cash, the depositary will distribute any property received by it to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series K Preferred Stock.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

If we redeem the Series K Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series K Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/10th of the redemption price per share payable with respect to the Series K Preferred Stock (or $1,000 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Whenever we redeem shares of Series K Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Series K Preferred Stock so redeemed.

If fewer than all of the outstanding depositary shares are redeemed, the depositary will select the depositary shares to be redeemed pro rata, by lot or in such other manner determined by the depositary to be equitable. In any such case, we will redeem depositary shares only in increments of 10 shares and any multiple thereof.

Voting the Series K Preferred Stock

When the depositary receives notice of any meeting at which the holders of the Series K Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the Series K Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series K Preferred Stock, may instruct the depositary to vote the amount of the Series K Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Series K Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series K Preferred Stock, it will not vote the amount of Series K Preferred Shares represented by such depositary shares.

Form of Preferred Stock and Depositary Shares

The depositary shares shall be issued in book-entry form through DTC, as described in “Book-Entry Issuance” in this prospectus supplement. The Series K Preferred Stock will be issued in registered form to the depositary.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

We will issue the depositary shares under a book-entry system in the form of one or more global depositary receipts. We will register the global depositary receipts in the name of CEDE & Co., as a nominee for The Depository Trust Company, New York, New York (“DTC”) and deposit the global depositary receipts with the depositary.

Following the issuance of the depositary shares in book-entry only form, DTC will credit the accounts of its participants with the depositary shares upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in DTC can hold beneficial interests in the depositary receipts. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such depositary shares in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global depositary receipt.

So long as DTC or its nominee is the registered owner of a global security, we and PNC Bank will treat DTC as the sole owner or holder of the depositary shares. Therefore, except as set forth below, you will not be entitled to have depositary shares registered in your name or to receive physical delivery of the global depositary receipts or Series K Preferred Stock. Accordingly, you will have to rely on the procedures of DTC and the participant in DTC through whom you hold your beneficial interest in order to exercise any rights of a holder of depositary shares. We understand that under existing practices, DTC would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

You may elect to hold interests in the global depositary receipts either in the United States through DTC or outside the United States through Clearstream Banking, societe anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, (“Euroclear”) if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

As long as the depositary shares are represented by the global depositary receipts, we will pay dividends on the Series K Preferred Stock represented by the depositary shares to or as directed by DTC as the registered holder of the global depositary receipts. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither we nor PNC Bank will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of DTC, Clearstream or Euroclear, as applicable, and their participants.

If we discontinue the book-entry only form of registration, we will replace the global depositary receipt with depositary receipts in certificated form registered in the names of the beneficial owners. Once depositary receipts in certificated form are issued, the underlying shares of the Series K Preferred Stock may be withdrawn from the depositary arrangement upon surrender of depositary receipts at the corporate trust office of DTC and upon payment of the taxes, charges and fees provided for in the deposit agreements. Subject to the deposit agreement, the holders of depositary receipts will receive the appropriate number of shares of Series K Preferred Stock and any money or property represented by the depositary shares.

Only whole shares of the Preferred Stock may be withdrawn. If a holder holds an amount other than a whole multiple of 10 depositary shares, DTC will deliver, along with the withdrawn shares of the Preferred Stock, a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn shares of the Series K Preferred Stock will not be entitled to redeposit those shares or to receive depositary shares.

We have been advised by DTC, Clearstream and Euroclear, respectively, as follows:

DTC

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream has advised us that it was incorporated as a limited liability company under Luxembourg law. Clearstream is owned by Cedel International, societe anonyme, and Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in many currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depositary and custodial relationships. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the depositary shares. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to the depositary shares held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars, Sterling, Euro and Japanese Yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the depositary shares. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to depositary shares held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

Settlement

You will be required to make your initial payment for the depositary shares in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the applicable procedures in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving depositary shares in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of depositary shares received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such depositary shares settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of depositary shares by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of depositary shares among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Notices

So long as the global depositary receipts are held on behalf of DTC or any other clearing system, notices to holders of depositary shares represented by a beneficial interest in the global depositary receipts may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the principal U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the depositary shares. The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations and judicial or administrative authority, all of which are subject to change, possibly with retroactive effect. State, local and foreign tax consequences are not summarized, nor are tax consequences to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, dealers in securities or currencies, regulated investment companies, real estate investment trusts, persons whose functional currency is not the U.S. dollar, U.S. expatriates, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, and persons that will hold the depositary shares as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction. Tax consequences may vary depending upon the particular status of an investor. The summary is limited to taxpayers who will hold the depositary shares as “capital assets” and who purchase the depositary shares in the initial offering at the initial offering price. Each potential investor should consult with its own tax adviser as to the U.S. federal, state, local, foreign and any other tax consequences of the purchase, ownership, conversion and disposition of the depositary shares.

Beneficial owners of depositary shares will be treated as owners of the underlying Series K Preferred Stock for U.S. federal income tax purposes.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the depositary shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner and the partnership holding the depositary shares should consult his, her or its tax advisors regarding the tax considerations of acquiring, holding and disposing of the depositary shares.

U.S. Holders

The discussion in this section is addressed to a U.S. holder, which for this purpose means a beneficial owner of depositary shares that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (b) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Dividends. Distributions with respect to the depositary shares will be taxable as dividend income when paid to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the depositary shares exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in such depositary shares, and thereafter as capital gain.

Subject to certain exceptions for short-term and hedged positions, distributions constituting dividend income received by an individual U.S. holder in respect of the depositary shares before January 1, 2011 will generally represent “qualified dividend income,” which will be subject to taxation at a maximum rate of 15% (or a lower rate for individuals in certain tax brackets). In addition, subject to similar exceptions for short-term and hedged positions, distributions on the depositary shares constituting dividend income paid to holders that are U.S. corporations will generally qualify for the 70% dividends received deduction. A U.S. holder should consult its own tax advisers regarding the availability of the reduced dividend tax rate and the dividends received deduction in the light of its particular circumstances.

Dispositions. A U.S. holder will generally recognize capital gain or loss on a sale or exchange of the depositary shares equal to the difference between the amount realized upon the sale or exchange and such U.S. holder’s adjusted tax basis in the shares sold or exchanged. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the shares sold or exchanged is more than one year. Long-term capital gains of noncorporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses by individuals and corporations is subject to limitations.

Information reporting and backup withholding on U.S. holders. Certain U.S. holders may be subject to backup withholding with respect to the payment of dividends on the depositary shares and to certain payments of proceeds on the sale or redemption of the depositary shares unless such U.S. holders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules.

Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such holder’s U.S. federal income tax, which may entitle the U.S. holder to a refund, provided that the U.S. holder provides the required information to the Internal Revenue Service (the “IRS”). Moreover, certain penalties may be imposed by the IRS on a U.S. holder who is required to furnish information but does not do so in the proper manner.

Information returns will generally be filed with the IRS in connection with the payment of dividends on the depositary shares to noncorporate U.S. holders and certain payments of proceeds to noncorporate U.S. holders on the sale or redemption of the depositary shares.

Non-U.S. Holders

The discussion in this section is addressed to non-U.S. holders of the depositary shares. For this purpose, a non-U.S. holder is a beneficial owner of depositary shares other than a U.S. holder or partnership.

Dividends. Generally, dividends paid to a non-U.S. holder with respect to the depositary shares will be subject to U.S. federal income and withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty (provided the non-U.S. holder furnishes the payor with a properly completed IRS Form W-8BEN certifying that such holder is eligible for treaty benefits), unless the dividends are effectively connected with a trade or business carried on by the non-U.S. holder within the United States (and the non-U.S. holder provides the payor with a properly completed Form W-8ECI). Dividends that are effectively connected with such trade or business (and, if a tax treaty applies, are attributable to a U.S. permanent establishment maintained by the non-U.S. holder) will generally be subject to U.S. federal income tax on a net basis at applicable individual or corporate rates and, in the case of a non-U.S. holder which is a corporation, may be subject to a “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Dispositions. A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange or redemption of the depositary shares so long as:

•	the gain is not effectively connected with a U.S. trade or business of the holder (or if a tax treaty applies, the gain is not attributable to a U.S. permanent establishment maintained by such non-U.S. holder); and

•	in the case of a nonresident alien individual, such holder is not present in the United States for 183 or more days in the taxable year of the sale or disposition (in which case the gain may be subject to tax if certain other conditions are met).

Information reporting and backup withholding on non-U.S. holders. Payment of dividends and the tax withheld with respect thereto are subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty, or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the non-U.S. holder. Copies of the information returns reporting such dividends and withholding may also be made available by the IRS under the provisions of an applicable income tax treaty or agreement to the tax authorities in the country in which the non-U.S. holder resides.

U.S. backup withholding will generally apply on payment of dividends to non-U.S. holders unless such non-U.S. holders furnish to the payor a Form W-8BEN (or other applicable form) certifying as to their non-U.S. status, or such non-U.S. holders otherwise establish an exemption.

Payment by a U.S. office of a broker of the proceeds of a sale of the depositary shares is subject to both backup withholding and information reporting unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on Form W-8BEN (or other applicable form), or otherwise establishes an exemption. Subject to certain limited exceptions, backup withholding and information reporting generally will not apply to a payment of proceeds from the sale of the depositary shares if such sale is effected through a foreign office of a broker.

UNDERWRITING

J. P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives of the underwriters named below. Under the terms and subject to the conditions contained in an underwriting agreement, dated the date of this prospectus supplement, each of the underwriters has severally agreed to purchase from us, and we have agreed to sell to that underwriter, the number of depositary shares listed next to its name in the following table:

Number of
Underwriter	Depositary Shares

J.P. Morgan Securities Inc.	225,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	225,000
PNC Capital Markets, LLC	50,000

Total	500,000

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the depositary shares offered by this prospectus supplement and the accompanying prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the depositary shares offered by this prospectus supplement and the accompanying prospectus if any shares are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make in respect of those liabilities.

The depositary shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any depositary shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to $9 per depositary share. The underwriters may allow, and such dealers may reallow, a concession not in excess of $6 per depositary share to brokers and dealers. After the depositary shares are released for sale in the public, the offering prices and other selling terms may from time to time be varied by the underwriters.

We estimate that the expenses of the offering to be paid by us, not including underwriting discounts and commissions, will be approximately $128,000.

We expect that delivery of the depositary shares will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date hereof (this settlement cycle being referred to as T+5). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade depositary shares on the date hereof or the first business day after the date hereof will be required, by virtue of the fact that the depositary shares initially will settle in T+5, to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement and should consult their own advisor.

Prior to this offering, there has been no public market for the depositary shares. We do not expect that there will be any separate public trading market for the shares of the Series K Preferred Stock except as represented by the depositary shares.

PNC Capital Markets LLC is an affiliate of The PNC Financial Services Group, Inc. The distribution arrangements for this offering comply with the requirements of Rule 2720 of the Conduct Rules of the

Financial Industry Regulatory Authority (“FINRA”) regarding a FINRA member’s firm participation in the distribution of securities of an affiliate.

The underwriters will be permitted to engage in certain transactions that stabilize the price of the depositary shares. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the depositary shares.

If the underwriters create a short position in the depositary shares in connection with the offering, i.e., if they sell more depositary shares than are set forth on the cover page of the prospectus supplement, the underwriters may reduce that short position by purchasing the depositary shares in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of these purchases. “Naked” short sales are sales in excess of the underwriters’ overallotment option or, where no overallotment option exists, sales in excess of the number of depositary shares an underwriter has agreed to purchase from the issuer. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares. In addition, neither we nor the underwriters will make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

In general, purchases of a security for the purpose of stabilizing or reducing a syndicate short position could cause the price of the security to be higher than it might otherwise be in the absence of such purchases.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions will not be discontinued without notice once they are commenced.

Certain of the underwriters and certain of their respective affiliates have performed banking, investment banking, custodial and advisory services for us and our affiliates, from time to time, for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

With respect to any sale of the depositary shares, each underwriter has represented and agreed that it will not take any action to permit a public offering of the depositary shares in any jurisdiction outside the United States where action would be required for such purpose. The underwriters have each represented and agreed to not offer or sell any depositary shares in any jurisdiction outside the Unites States except under circumstances that will result in compliance with all applicable laws thereof.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of depositary shares which are the subject of the offering contemplated by this Prospectus Supplement to the public in that Relevant Member State other than:

(a)     to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)     to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)     to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated;

or

(d)     in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of depositary shares shall require the trust or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression of an offer of depositary shares to the public in relation to any depositary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe the depositary shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

(i)     it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Market Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of the depositary shares in circumstances in which Section 21 (1) of the FSMA does not apply to the trust; and

(ii)     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the depositary shares in, from or otherwise involving the United Kingdom.

Hong Kong

Each underwriter has represented and agreed that it and each of its affiliates have not (i) offered or sold, and will not offer or sell, in Hong Kong, by means of any document, the depositary shares other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance or (ii) issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere an advertisement, invitation or document relating to the depositary shares which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance or any rules made under that Ordinance. The contents of this prospectus supplement have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Singapore

This prospectus supplement or any other offering material relating to the depositary shares has not been and will not be registered as a prospectus with the Monetary Authority of Singapore, and the depositary shares will be offered in Singapore pursuant to exemptions under Section 274 and Section 275 of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly the depositary shares may not be offered or sold, or be the subject of an invitation for subscription or purchase, nor may this offering circular or any other offering material relating to the depositary shares be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (a) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, (b) to a

sophisticated investor, and in accordance with the conditions specified in Section 275, of the Securities and Futures Act or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

Cayman Islands

In accordance with section 194 of the Companies Law (as amended) of the Cayman Islands (“Section 194”), no invitation to the public in the Cayman Islands to subscribe for any of the depositary shares is permitted to be made. Each underwriter has represented and agreed that it will not, directly or indirectly, make any invitation to any member of the public in the Cayman Islands, within the meaning of Section 194, to subscribe for the depositary shares.

LEGAL MATTERS

The legal opinion required to be furnished by PNC pursuant to the underwriting agreement, dated the date of this prospectus supplement, among PNC and the underwriters will be rendered by George P. Long, III, Esq., Senior Counsel and Corporate Secretary of PNC. Mr. Long beneficially owns or has rights to acquire, an aggregate of less than 1% of PNC’s common stock.

The underwriters are represented by Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019.

EXPERTS

The consolidated financial statements as of December 31, 2007 and for the year ended December 31, 2007 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of December 31, 2006 and for the years ended December 31, 2006 and December 31, 2005 of PNC incorporated in this prospectus by reference from PNC’s Annual Report on Form 10-K for the year ended December 31, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the consolidated financial statements and includes explanatory paragraphs relating to the restatement of the consolidated statements of cash flows, PNC’s adoption of Statement of Financial Accounting Standard No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)” and PNC’s use of the equity method of accounting to recognize its investment in BlackRock, Inc.) and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

THE PNC FINANCIAL SERVICES GROUP, INC.

Common Stock
Preferred Stock
Purchase Contracts
Units
Warrants
Guarantees
Depository Shares

PNC FUNDING CORP

Debt Securities
Warrants

We may offer, in one or more offerings, debt securities, common stock, preferred stock, purchase contracts, units, warrants, guarantees, and depositary shares. We may also issue common stock, preferred stock, or debt securities upon the conversion, exchange or exercise of certain of the securities listed above. When we decide to sell a particular series of securities, we will provide the specific terms of the securities to be offered in a term sheet free writing prospectus, in a prospectus supplement and/or in reports filed under the Securities Exchange Act and referenced in a prospectus supplement. When we use the term “prospectus supplement,” we mean the term sheet free writing prospectus, prospectus supplement and/or Securities Exchange Act reports referenced in a prospectus supplement which describe the specific terms of a specific offering of securities.

You should read this prospectus, including the section entitled “Risk Factors” on page 2, and the applicable prospectus supplement carefully before you invest.

The common stock of The PNC Financial Services Group, Inc. is listed on the New York Stock Exchange under the symbol “PNC.”

These securities are not savings or deposit accounts or other obligations of any bank, and they are not insured by the Federal Deposit Insurance Corporation or any other insurer or governmental agency.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 10, 2007.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. We may sell these securities either separately or in units. We also may issue common stock, preferred stock, or debt securities upon the conversion, exchange or exercise of certain of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain or refer to a report containing specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC office mentioned below under the heading “Where You Can Find More Information.”

Following the initial distribution of an offering of securities, PNC Capital Markets LLC, J.J.B. Hilliard, W.L. Lyons, Inc. and other affiliates of ours may offer and sell those securities in secondary market transactions. PNC Capital Markets LLC, J.J.B. Hilliard, W.L. Lyons, Inc. and other affiliates of ours may act as a principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with these transactions. Sales in any of these transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or the applicable prospectus supplement, and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

Neither the delivery of this prospectus or the applicable prospectus supplement, nor any sale made hereunder and thereunder, shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference in this prospectus or the applicable prospectus supplement is correct as of any time subsequent to the date of such information.

WHERE YOU CAN FIND MORE INFORMATION

The PNC Financial Services Group, Inc. files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information and the registration statement at the SEC’s Public Reference Room, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 800-SEC-0330.

You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.

The SEC also maintains an Internet World Wide Web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a later filed document.

This prospectus incorporates by reference the documents listed below that PNC previously filed with the SEC. They contain important information about us.

Company SEC Filings	Period

Annual Report on Form 10-K	Year ended December 31, 2005
Quarterly Reports on Form 10-Q	Period ended March 31, 2006, June 30, 2006 and September 30, 2006
Current Reports on Form 8-K	Date of event: January 20, 2006 (with respect to item 1.01); February 14, 2006; February 15, 2006; March 21, 2006; April 25, 2006; September 8, 2006; September 22, 2006; September 29, 2006; October 4, 2006; October 8, 2006; November 15, 2006; December 5, 2006; December 6, 2006; December 14, 2006; and January 4, 2007

We incorporate by reference additional documents that we may file with the SEC pursuant to Section 13(a), 14, and 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the termination of the offering of the securities to be issued under the registration statement, or if later until the date on which any of our affiliates cease offering and selling these securities. Any report, document or portion thereof that is furnished to, but not filed with, the SEC is not incorporated by reference.

You can obtain any of the documents incorporated by reference in this prospectus from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in the document. You can obtain documents incorporated by reference by requesting them from us. Requests for such documents should be directed to: Computershare Investor Services, LLC, 250 Royall Street, Canton, MA 02021, or via email at web.queries@computershare.com, or by calling 800-982-7652. You can also obtain these documents on or through our internet website at www.pnc.com.

RISK FACTORS

We are subject to a number of risks potentially impacting our business, financial condition, results of operations and cash flows. For a detailed description of the potential risks, see Part I, Item 1A of our most recent Annual Report on Form 10-K and any updates in Part II, Item 1A of a subsequently filed Quarterly Report on Form 10-Q, which reports are incorporated herein by reference. See “Where You Can Find More Information” in this Prospectus.

THE PNC FINANCIAL SERVICES GROUP, INC.

In this prospectus, we use “PNC” to refer to The PNC Financial Services Group, Inc. specifically, “PNC Funding” to refer to PNC Funding Corp specifically; and “we” or “us” to refer collectively to PNC and PNC Funding. References to The PNC Financial Services Group, Inc. and its subsidiaries, on a consolidated basis, are specifically made where applicable.

PNC is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and a financial holding company under the Gramm-Leach-Bliley Act. PNC was incorporated under Pennsylvania law in 1983 with the consolidation of Pittsburgh National Corporation and Provident National Corporation. Since 1983, PNC has diversified its geographic presence, business mix and product capabilities through strategic bank and nonbank acquisitions and the formation of various nonbanking subsidiaries.

PNC is one of the largest diversified financial services companies in the United States based on assets, operating businesses engaged in retail banking, corporate and institutional banking, asset management and global fund processing services. We provide many of our products and services nationally and others in our primary geographic markets located in Pennsylvania; New Jersey; the greater Washington, DC area, including Maryland and

Virginia; Ohio; Kentucky; and Delaware. We also provide certain global fund processing services internationally. At September 30, 2006, PNC’s consolidated assets, deposits, and shareholders’ equity were $98.4 billion, $64.6 billion, and $10.8 billion, respectively.

PNC’s principal executive offices are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, and its telephone number is 412-762-2000.

PNC FUNDING CORP

PNC Funding is a wholly owned indirect subsidiary of PNC. PNC Funding was incorporated under Pennsylvania law in 1972 and is engaged in financing the activities of PNC and its subsidiaries through the issuance of commercial paper and other debt guaranteed by PNC.

PNC Funding’s principal executive offices are located at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, and its telephone number is 412-762-2000.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND CONSOLIDATED RATIO OF
EARNINGS TO COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

Our consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends are provided in exhibits 12.1 and 12.2 of our most recent Annual Report on Form 10-K and exhibits 12.1 and 12.2 of the most recent subsequently filed Quarterly Report on Form 10-Q, if any, which reports are incorporated herein by reference. See “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we will apply the net proceeds from the sale of the securities for general corporate purposes, which may include:

•	advances to PNC (in the case of PNC Funding) and its subsidiaries to finance their activities,

•	financing of possible future acquisitions,

•	repayment of outstanding indebtedness, and

•	repurchases of issued and outstanding shares of common and/or preferred stock under authorized programs of PNC.

Until we use the net proceeds for these purposes, we will use the net proceeds to reduce our short term indebtedness or for temporary investments. We expect that we may from time to time engage in additional financings of a character and in amounts to be determined.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

This section describes the general terms and provisions of the debt securities that PNC Funding may offer, and the guarantees of those debt securities by PNC. The debt securities may be either senior debt securities, subordinated debt securities or convertible senior debt securities. The prospectus supplement will describe the specific terms of the debt securities and guarantees offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities and guarantees.

The debt securities will be issued under:

•	an indenture, dated as of December 1, 1991, as supplemented by a supplemental indenture dated as of February 15, 1993, and a second supplemental indenture dated as of February 15, 2000, a copy of which has been filed with the SEC. The Bank of New York, successor to JPMorgan Chase Bank, N.A., successor to The Chase Manhattan Bank, formerly known as Chemical Bank, successor by merger to the Manufacturers

Hanover Trust Company, is the trustee under the indenture, unless a different trustee for a series of debt securities is named in the prospectus supplement; or

•	in the case of convertible senior debt securities, an indenture, dated as of June 30, 2005, with JPMorgan Chase Bank, N.A., as trustee, for convertible senior debt securities.

For each series of debt securities, a supplemental indenture may be entered into among PNC Funding, PNC and the trustee or such other trustee as may be named in the prospectus supplement relating to that series of debt securities.

We have summarized the material terms and provisions of the indentures in this section. We encourage you to read the indentures for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indentures so that you can more easily locate these provisions. If the section reference to each indenture is the same, you will see one parenthetical reference. If the section references differ, the second parenthetical refers to the new indenture under which the convertible senior debt securities can be issued. Differences between the indentures are also discussed, where applicable. Because the convertible debt securities will be senior debt securities, the indenture under which the senior convertible debt securities may be issued does not include sections discussing subordination and the related definitions.

Debt Securities in General

The debt securities will be unsecured obligations of PNC Funding. The indenture does not limit the amount of debt securities that we may issue from time to time in one or more series. (Section 3.01) The indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. (Section 3.01) Unless otherwise specified in the prospectus supplement for a particular series of debt securities, we may reopen a previous issue of a series of debt securities and issue additional debt securities of that series.

We will specify in the prospectus supplement relating to a particular series of debt securities being offered the terms relating to the offering. The terms may include:

•	the title and type of the debt securities,

•	the aggregate principal amount of the debt securities,

•	the purchase price of the debt securities,

•	the date or dates on which debt securities may be issued,

•	the date or dates on which the principal of and premium on the debt securities will be payable,

•	if the debt securities will be interest bearing:

•	the interest rate on the debt securities or the method by which the interest rate may be determined,

•	the date from which interest will accrue,

•	the record and interest payment dates for the debt securities,

•	the first interest payment date,

•	any circumstances under which we may defer interest payments,

•	the place or places where the principal of, and premium and interest on, the debt securities will be payable,

•	any optional redemption provisions that would permit us or the holders of debt securities to redeem the debt securities before their final maturity,

•	any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity,

•	the denominations in which the debt securities shall be issued, if issued in denominations other than $1,000 and any integral multiple thereof,

•	the portion of the principal amount of the debt securities that will be payable upon an acceleration of the maturity of the debt securities,

•	whether payment of the principal of, premium, and interest on, the debt securities will be with or without deduction for taxes, assessments or governmental charges, and with or without reimbursement of taxes, assessments or governmental charges paid by holders,

•	any events of default which will apply to the debt securities that differ from those contained in the indenture,

•	whether the debt securities will be issued in registered form or in bearer form, or in both registered form and bearer form,

•	the currency or currencies in which the debt securities will be denominated, payable, redeemable or repurchaseable,

•	whether the debt securities are convertible and the terms and conditions applicable to conversion, including the conversion price or rate at which shares of PNC common stock will be delivered, the circumstances in which such price or rate will be adjusted, the conversion period, and other conversion terms and provisions,

•	whether the debt securities of such series will be issued as a global security and, if so, the identity of the depositary for such series,

•	any trustees, paying agents, transfer agents or registrars for the debt securities,

•	any special federal income tax considerations applicable to the debt securities, and

•	any other terms of such debt securities.

We intend for any subordinated debt securities offered to be included as regulatory capital under Federal Reserve Board interpretations.

If any of the debt securities are sold for, or if the principal of or any interest on any series of debt securities is payable in, foreign currencies or foreign currency units, the relevant restrictions, elections, tax consequences, specific terms and other information will be set forth in the prospectus supplement.

Although the indenture provides that we may issue debt securities in registered form, with or without coupons, or in bearer form, each series of debt securities will be issued in fully registered form unless the prospectus supplement provides otherwise. Debt securities that are not registered as to interest will have coupons attached, unless issued as original issue discount securities. The indenture under which convertible senior debt securities may be issued does not provide for the issuance of securities with coupons.

The principal of, and premium and interest on, fully registered securities will be payable at the place of payment designated for such securities and stated in the prospectus supplement. PNC Funding also has the right to make interest payments by check mailed to the holder at the holder’s registered address. The principal of, and premium, if any, and interest on any debt securities in other forms will be payable in the manner and at the place or places as may be designated by PNC Funding and specified in the prospectus supplement. (Sections 3.01 and 5.01) (Sections 3.01 and 10.01)

You may exchange or transfer the debt securities at the corporate trust office of the trustee for the series of debt securities or at any other office or agency maintained by us for those purposes. You may transfer bearer debt securities by delivery. We will not require payment of a service charge for any transfer or exchange of the debt securities, but PNC Funding may require payment of a sum sufficient to cover any applicable tax or other governmental charge. (Section 3.05)

Unless the prospectus supplement provides otherwise, each series of the debt securities will be issued only in denominations of $1,000 or any integral multiple thereof and payable in dollars. (Section 3.02) Under the indenture, however, debt securities may be issued in any denomination and payable in a foreign currency or currency unit. (Section 3.01)

We may issue debt securities with “original issue discount.” Original issue discount debt securities bear no interest or bear interest at below-market rates and will be sold below their stated principal amount. The prospectus supplement will describe any special federal income tax consequences and other special considerations applicable to any securities issued with original issue discount.

Senior Debt Securities

The senior debt securities, including convertible senior debt securities, will rank equally with all senior indebtedness of PNC Funding.

“Senior indebtedness of PNC Funding” means the principal of, and premium and interest on, (i) all “indebtedness for money borrowed” of PNC Funding whether outstanding on the date of execution of the indenture or thereafter created, assumed or incurred, and (ii) any deferrals, renewals or extensions of any such indebtedness. The following indebtedness of PNC Funding, however, is not considered to be senior indebtedness of PNC Funding:

•	6 7/8% Subordinated Notes Due 2007,

•	6 1/2% Subordinated Notes Due 2008,

•	6 1/8% Subordinated Notes Due 2009,

•	7.50% Subordinated Notes Due 2009, and

•	5 1/4% Subordinated Notes Due 2015.

The 9.65% Subordinated Notes Due 2009, which are obligations of PNC, are also not considered senior indebtedness of PNC.

The term “indebtedness for money borrowed” means:

•	any obligation of, or any obligation guaranteed by, PNC Funding for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments,

•	any capitalized lease obligation, and

•	any deferred obligation for payment of the purchase price of any property or assets. (Section 1.01)

There is no limitation on PNC Funding creating, incurring or issuing additional senior indebtedness.

Subordinated Debt Securities

The subordinated debt securities will rank equally with all other unsecured subordinated indebtedness of PNC Funding. The subordinated debt securities will be subordinated in right of payment to all senior indebtedness of PNC Funding. (Section 12.01) In certain events of insolvency of PNC Funding, the subordinated debt securities will also be effectively subordinated in right of payment to all “other company obligations” and will be subject to an obligation of PNC Funding to pay any “excess proceeds” (as defined in the indenture) to creditors in respect of any unpaid “other company obligations.” (Section 12.13).

“Other company obligations” means obligations of PNC Funding associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, or any similar arrangements, unless the instrument by which PNC Funding incurred, assumed or guaranteed the obligation expressly provides that it is subordinate or junior in right of payment to any other indebtedness or obligations of PNC Funding. (Section 1.01)

Upon the liquidation, dissolution, winding up, or reorganization of PNC Funding, PNC Funding must pay to the holders of all senior indebtedness of PNC Funding the full amounts of principal of, and premium and interest on, that senior indebtedness before any payment is made on the subordinated debt securities. If, after PNC Funding has made those payments on the senior indebtedness:

•	(i) there are amounts available for payment on the subordinated debt securities (as defined in the indenture, “excess proceeds”), and (ii) at such time, any creditors in respect of “other company obligations” have not received their full payments, then

•	PNC Funding shall first use such excess proceeds to pay in full all such “other company obligations” before PNC Funding makes any payment in respect of the subordinated debt securities. (Section 12.02)

In addition, PNC Funding may not make any payment on the subordinated debt securities in the event:

•	PNC Funding has failed to make full payment of the principal of, or premium, if any, or interest on any senior indebtedness of PNC Funding, or

•	any event of default with respect to any senior indebtedness of PNC Funding has occurred and is continuing, or would occur as a result of such payment on the subordinated debt securities. (Section 12.03)

Because of the subordination provisions and the obligation to pay excess proceeds, in the event of insolvency, holders of the subordinated debt securities may recover less, ratably, than holders of senior indebtedness of PNC Funding and “other company obligations” and other creditors of PNC Funding. (Sections 12.01, 12.02, 12.03, and 12.13)

PNC Funding’s obligations under the subordinated debt securities will rank equally in right of payment with each other, subject to the obligations of the holders of subordinated debt securities to pay over any excess proceeds to creditors in respect of “other company obligations” as provided in the indenture. (Section 12.13)

Guarantees in General

PNC will unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the debt securities when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. (Section 3.12) (Section 3.11)

PNC is a holding company that conducts substantially all its operations through subsidiaries. As a result, claims of the holders of the guarantees will generally have a junior position to claims of creditors of PNC’s subsidiaries (including, in the case of any bank subsidiary, its depositors), except to the extent that PNC may itself be a creditor with recognized claims against the subsidiary. In addition, there are certain regulatory and other limitations on the payment of dividends and on loans and other transfers of funds to PNC by its bank subsidiaries.

Guarantees of Senior Debt Securities

The guarantees of senior debt securities, including convertible senior debt securities, will rank equally with all senior indebtedness of PNC.

“Senior indebtedness of PNC” means the principal of, and premium, if any, and interest on, (i) all “indebtedness for money borrowed” of PNC, whether outstanding on the date of execution of the indenture or thereafter created, assumed or incurred, and (ii) any deferrals, renewals or extensions of any such indebtedness of PNC. (Section 1.01) PNC’s guarantee of the following indebtedness of PNC Funding outstanding as of the date of this prospectus, however, is not considered to be senior indebtedness of PNC:

•	6 7/8% Subordinated Notes Due 2007,

•	6 1/2% Subordinated Notes Due 2008,

•	6 1/8% Subordinated Notes Due 2009,

•	7.50% Subordinated Notes Due 2009, and

•	5 1/4% Subordinated Notes Due 2015.

The 9.65% Subordinated Notes Due 2009, which are obligations of PNC, are also not considered senior indebtedness of PNC.

The term “indebtedness for money borrowed” means

•	any obligation of, or any obligation guaranteed by, PNC for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments,

•	any capitalized lease obligation, and

•	any deferred obligation for payment of the purchase price of any property or assets. (Section 1.01)

“Senior indebtedness of PNC” includes PNC’s guarantee of the following senior notes of PNC Funding:

•	Floating Rate Senior Notes Due 2008,

•	4.2% Senior Notes Due 2008,

•	4.5% Senior Notes Due 2010, and

•	5.13% Senior Notes Due 2010.

•	Floating Rate Exchangeable Senior Notes Due 2036

“Senior indebtedness of PNC” also includes PNC’s guarantee of any outstanding commercial paper issued by PNC Funding. At September 30, 2006 PNC Funding had no outstanding commercial paper. There is no limitation under the indenture on the issuance of additional senior indebtedness of PNC.

Guarantees of Subordinated Debt Securities

The guarantees of the subordinated debt securities (“subordinated guarantees”) will be subordinated in right of payment to all senior indebtedness of PNC. (Section 12.04) In certain events of insolvency of PNC, the subordinated guarantees will also be effectively subordinated in right of payment to all “other guarantor obligations” (as defined in the indenture). (Section 12.05) “Other guarantor obligations” means obligations of PNC associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts or any similar arrangements, unless the instrument by which PNC incurred, assumed or guaranteed the obligation expressly provides that it is subordinate or junior in right of payment to any other indebtedness or obligations of PNC. (Section 1.01) At September 30, 2006, there were no “other guarantor obligations” of PNC.

Upon the liquidation, dissolution, winding up, or reorganization of PNC, PNC must pay to the holders of all senior indebtedness of PNC the full amounts of principal of, and premium and interest on, that senior indebtedness before any payment is made on the subordinated debt securities. If, after PNC has made those payments on the senior indebtedness:

•	(i) there are amounts available for payment on the subordinated debt securities (as defined in the indenture, “excess proceeds”), and (ii) at such time, any creditors in respect of “other guarantor obligations” have not received their full payments, then

•	PNC shall first use such excess proceeds to pay in full all such “other guarantor obligations” before PNC makes any payment in respect of the subordinated debt securities. (Section 12.05)

In addition, PNC may not make any payment on the subordinated debt securities in the event:

•	PNC has failed to make full payment of the principal of, or premium, if any, or interest on any senior indebtedness of PNC, or

•	any event of default with respect to any senior indebtedness of PNC has occurred and is continuing, or would occur as a result of such payment on the subordinated debt securities. (Section 12.06)

Because of the subordination provisions and the obligation to pay excess proceeds, in the event of insolvency, holders of subordinated guarantees of PNC may recover less, ratably, than holders of senior indebtedness of PNC, “other guarantor obligations” and existing guarantor subordinated indebtedness (as defined in the indenture) and other creditors of PNC. (Section 3.12, 12.04, 12.05, 12.06 and 12.14)

As provided in the indenture, in the event of insolvency of PNC, the holders of the subordinated guarantees are subject to an obligation to pay any excess proceeds to creditors in respect of any unpaid “other guarantor obligations” (as defined in the indenture).

The subordinated guarantees will also rank equally in right of payment with PNC’s guarantee of the following subordinated notes of PNC Funding as of the date of this prospectus:

•	6 7/8% Subordinated Notes Due 2007,

•	6 1/2% Subordinated Notes Due 2008,

•	6 1/8% Subordinated Notes Due 2009,

•	7.50% Subordinated Notes Due 2009, and

•	5 1/4% Subordinated Notes Due 2015.

The subordinated guarantees will also rank equally with the 9.65% Subordinated Notes Due 2009 which are obligations of PNC.

As with holders of the subordinated guarantees, the holders of the foregoing guarantees of the subordinated notes of PNC Funding are subject to an obligation to pay any excess proceeds to creditors in respect of any unpaid “other guarantor obligations.” Therefore, in the event of insolvency of PNC, holders of the subordinated guarantees will recover the same, ratably, as holders of PNC’s guarantees of such subordinated notes of PNC Funding.

PNC’s junior subordinated debentures, discussed on pages 20 and 22, rank junior to the subordinated guarantees.

Effect of Subordination Provisions

By reason of the subordination provisions described above and as described more fully in the applicable prospectus supplement, in the event of insolvency of PNC Funding, holders of subordinated notes may recover less, ratably, than holders of senior indebtedness of PNC Funding and “other company obligations.” Holders of subordinated notes may also recover less, ratably, than other creditors of PNC Funding. Similarly, holders of subordinated guarantees may recover less, ratably, than holders of senior indebtedness of PNC and “other guarantor obligations,” and may also recover less, ratably, than holders of other creditors of PNC.

Certain Covenants

The indenture contains certain covenants that impose various restrictions on us and, as a result, afford the holders of debt securities certain protections. Although statements have been included in this prospectus as to the general purpose and effect of the covenants, investors must review the full text of the covenants to be able to evaluate meaningfully the covenants.

Restriction on Sale or Issuance of Voting Stock of a Principal Subsidiary Bank

The covenant described below is designed to ensure that, for so long as any senior debt securities or convertible senior debt securities are issued and outstanding, PNC will continue directly or indirectly to own and thus serve as the holding company for its “principal subsidiary banks.” When we use the term “principal subsidiary banks,” we mean each of:

•	PNC Bank, National Association (“PNC Bank”),

•	any other subsidiary bank the consolidated assets of which constitute 20% or more of the consolidated assets of PNC and its subsidiaries,

•	any other subsidiary bank designated as a principal subsidiary bank by the board of directors of PNC, or

•	any subsidiary that owns any voting shares or certain rights to acquire voting shares of any principal subsidiary bank, and their respective successors, provided any such successor is a subsidiary bank or a subsidiary, as appropriate.

As of the date hereof, our only principal subsidiary banks are PNC Bank and its parent, PNC Bancorp, Inc.

The indenture prohibits PNC, unless debtholder consent is obtained from the holders of senior debt securities and convertible senior debt securities, from:

•	selling or otherwise disposing of, and permitting a principal subsidiary bank to issue, voting shares or certain rights to acquire voting shares of a principal subsidiary bank,

•	permitting the merger or consolidation of a principal subsidiary bank with or into any other corporation, or

•	permitting the sale or other disposition of all or substantially all the assets of any principal subsidiary bank, if, after giving effect to any one of such transactions and the issuance of the maximum number of voting shares issuable upon the exercise of all such rights to acquire voting shares of a principal subsidiary bank, PNC would own directly or indirectly less than 80% of the voting shares of such principal subsidiary bank.

These restrictions do not apply to:

•	transactions required by any law, or any regulation or order of any governmental authority,

•	transactions required as a condition imposed by any governmental authority to the acquisition by PNC, directly or indirectly, or any other corporation or entity if thereafter,

•	PNC would own at least 80% of the voting shares of the other corporation or entity,

•	the consolidated banking assets of PNC would be at least equal to those prior thereto, and

•	the board of directors of PNC shall have designated the other corporation or entity a principal subsidiary bank,

•	transactions that do not reduce the percentage of voting shares of such principal subsidiary bank owned directly or indirectly by PNC, and

•	transactions where the proceeds are invested within 180 days after such transaction in any one or more subsidiary banks.

The indenture, however, does permit the following:

•	the merger of a principal subsidiary bank with and into a principal subsidiary bank or PNC,

•	the consolidation of principal subsidiary banks into a principal subsidiary bank or PNC, or

•	the sale or other disposition of all or substantially all of the assets of any principal subsidiary bank to another principal subsidiary bank or PNC,

Ownership of PNC Funding

The indenture contains a covenant that, so long as any of the debt securities are outstanding, PNC will continue to own, directly or indirectly, all of the outstanding voting shares of PNC Funding. (Section 5.07) (Section 10.07)

Restriction on Liens

The purpose of the restriction on liens covenant is to preserve PNC’s direct or indirect interest in voting shares of principal subsidiary banks free of security interests of other creditors. The covenant permits certain specified liens and liens where the senior debt securities are equally secured. The indenture prohibits PNC and its subsidiaries from creating or permitting any liens (other than certain tax and judgment liens) upon voting shares of any principal subsidiary bank to secure indebtedness for borrowed money unless the senior debt securities are equally and ratably secured. Notwithstanding this prohibition, PNC may create or permit the following:

•	purchase money liens and liens on voting shares of any principal subsidiary bank existing at the time such voting shares are acquired or created within 120 days thereafter,

•	the acquisition of any voting shares of any principal subsidiary bank subject to liens at the time of acquisition or the assumption of obligations secured by a lien on such voting shares,

•	under certain circumstances, renewals, extensions or refunding of the liens described in the two preceding bullets, and

•	liens to secure loans or other extensions of credit under Section 23A of the Federal Reserve Act or any successor or similar federal law or regulation. (Section 5.08) (Section 10.08)

Consolidation or Merger

The covenant described below protects the holders of debt securities upon certain transactions involving PNC Funding or PNC by requiring any successor to PNC Funding or PNC to assume the predecessor’s obligations under the indenture. In addition, the covenant prohibits such transactions if they would result in an event of default, a default or an event which could become an event of default or a default under the indenture. PNC Funding or PNC may consolidate with, merge into, or transfer substantially all of its properties to, any other corporation organized under the laws of any domestic jurisdiction, if:

•	the successor corporation assumes all obligations of PNC Funding or PNC, as the case may be, under the debt securities and the guarantees and under the indenture and for convertible debt securities provides for conversion rights in accordance with the terms of the indenture,

•	immediately after the transaction, no event of default or default, and no event which, after notice or lapse of time, would become an event of default or default, exists, and

•	certain other conditions are met. (Sections 10.01 and 10.03) (Sections 8.01 and 8.03)

The indenture does not limit our ability to enter into a highly leveraged transaction or provide you with any special protection in the event of such a transaction.

Modification and Waiver

We and the trustee may modify the indenture with the consent of the holders of the majority in aggregate principal amount of outstanding debt securities of each series affected by the modification. The following modifications and amendments, however, will not be effective against any holder without the holder’s consent:

•	change the stated maturity of any payment of principal or interest,

•	reduce the principal amount of, or the premium, if any, or the interest on such debt security,

•	reduce the portion of the principal amount of an original issue discount debt security, payable upon acceleration of the maturity of that debt security,

•	change the place or places where, or the currency in which, any debt security or any premium or interest is payable,

•	impair the right of the holder to institute suit for the enforcement of any payment on or with respect to any debt security,

•	reduce the percentage in principal amount of debt securities necessary to modify the indenture or the percentage in principal amount of outstanding debt securities necessary to waive compliance with conditions and defaults under the indenture, or

•	modify or affect the terms and conditions of the guarantees in any manner adverse to the holder. (Section 9.02)

We and the trustee may modify and amend the indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another corporation to PNC Funding or PNC,

•	to provide for the acceptance of appointment of a successor trustee,

•	to add to the covenants of PNC Funding or PNC for the benefit of the holders of debt securities,

•	to cure any ambiguity, defect or inconsistency in the indenture, if such action does not adversely affect the holders of debt securities in any material respect,

•	to secure the debt securities under applicable provisions of the indenture,

•	to establish the form or terms of debt securities,

•	to permit the payment in the United States of principal, premium or interest on unregistered securities, or

•	to provide for the issuance of uncertificated debt securities in place of certificated debt securities. (Section 9.01)

In addition, the holders of a majority in principal amount of outstanding debt securities of any series may, on behalf of all holders of that series, waive compliance with certain covenants, including those described under the captions above entitled “Restriction on Sale or Issuance of Voting Stock of a Principal Subsidiary Bank,” “Ownership of PNC Funding” and “Restriction on Liens.” (Section 5.09) (Section 10.09) No waiver by the holders of any series of subordinated debt securities is required with respect to the covenant described under the caption above entitled “Restriction on Sale or Issuance of Voting Stock of a Principal Subsidiary Bank.” (Section 5.10) Covenants concerning the payment of principal, premium, if any, and interest on the debt securities, compliance with the terms of the indenture, maintenance of an agency, and certain monies held in trust may only be waived pursuant to a supplemental indenture executed with the consent of each affected holder of debt securities. The covenant concerning certain reports required by federal law may not be waived.

Events of Default, Defaults, Waivers

The indenture defines an event of default with respect to any series of senior debt securities as being any one of the following events unless such event is specifically deleted or modified in connection with the establishment of the debt securities of a particular series:

•	failure to pay interest on such series for 30 days after the payment is due,

•	failure to pay the principal of or premium, if any, on such series when due,

•	failure to deposit any sinking fund payment with respect to such series when due,

•	failure to perform any other covenant or warranty in the indenture that applies to such series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture,

•	the occurrence of certain events relating to bankruptcy, insolvency or reorganization of either of us or any principal subsidiary bank, or

•	any other event of default specified in the supplemental indenture under which such senior debt securities are issued or in the form of security for such securities. (Section 7.01(a)) (Section 5.01)

The indenture defines an event of default with respect to any series of subordinated debt securities as certain events involving the bankruptcy or reorganization of PNC or any principal subsidiary bank, or any other event of default specified in the supplemental indenture under which such subordinated debt securities are issued or in the form of securities for such series. (Section 7.01(b)) There is no right of acceleration in the case of events involving the bankruptcy, insolvency or reorganization of PNC Funding or of a default in the payment of principal, interest, premium, if any, or any sinking fund payment with respect to a series of subordinated debt securities or in the case of a default in the performance of any other covenant of PNC Funding or PNC in the indenture. Accordingly, payment of principal of any series of subordinated debt may be accelerated only in the case of the bankruptcy or reorganization of PNC or any principal subsidiary bank.

If an event of default occurs and is continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare the principal of such series (or if debt securities of that series are original issue discount securities, a specified amount of the principal) to be due and payable immediately. Subject to certain conditions, the holders of a majority in principal amount of the outstanding debt securities of such series may rescind such declaration and waive certain defaults. Prior to any declaration of acceleration, the holders of a majority in principal amount of the outstanding debt securities of the applicable series may waive any past default or event of default, except a payment default, or a past default or event of default in respect of a covenant or provision of the indenture which cannot be modified without the consent of the holder of each outstanding debt security affected. (Sections 7.02, 7.08 and 7.13) (Sections 5.02, 5.08 and 5.13)

The indenture defines a default with respect to any series of subordinated debt securities as being any one of the following events unless such event is specifically deleted or modified in connection with the establishment of the debt securities of a particular series:

•	failure to pay interest on such series for 30 days after the payment is due,

•	failure to pay the principal of or premium, if any, on such series when due,

•	failure to perform any other covenant or warranty in the indenture that applies to such series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture,

•	any other event of default specified in the supplemental indenture under which such subordinated debt securities are issued or in the form of security for such securities, or

•	events involving the bankruptcy, insolvency or reorganization of PNC Funding. (Section 7.01(c))

A breach of the covenant described under the caption above entitled “Restriction on Sale or Issuance of Voting Stock of a Principal Subsidiary Bank” will not result in a default with respect to any series of subordinated debt securities. (Sections 7.01(b) and (c))

Other than its duties in the case of an event of default or a default, the trustee is not obligated to exercise any of the rights or powers in the indenture at the request or direction of holders of debt securities unless such holders offer the trustee reasonable security or indemnity. If reasonable indemnification is provided, then, subject to the other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to debt securities of such series. (Sections 8.03 and 7.12) (Sections 6.03 and 5.12)

The indenture provides that if default is made on payment of interest and continues for a 30 day period or if default is made on payment of principal of any debt security of any series, PNC Funding will, upon demand of the trustee, pay to it, for the benefit of the holder of any such debt security, the whole amount then due and payable on such debt security for principal and interest. The indenture further provides that if PNC Funding fails to pay such amount immediately upon such demand, the trustee may, among other things, institute a judicial proceeding for its collection. (Section 7.03) (Section 5.03)

The indenture requires us to furnish annually to the trustee certificates as to the absence of any default under the indenture. The trustee may withhold notice to the holders of debt securities of any default (except in payment of principal, premium, if any, interest or sinking fund installment) if the trustee determines that the withholding of the notice is in the interest of those holders. (Sections 5.04 and 8.02) (Sections 10.04 and 6.02)

The holder of any debt security of any series may institute any proceeding with respect to the indenture or for any remedy thereunder if:

•	a holder previously has given the trustee written notice of a continuing event of default or default with respect to debt securities of that series,

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series have made a written request, and offered reasonable indemnity, to the trustee to institute such proceeding,

•	the trustee has not received directions inconsistent with such request from the holders of a majority in principal amount of the outstanding debt securities of that series, and

•	the trustee has not started such proceeding within 60 days after receiving the request. (Section 7.07) (Section 5.07)

The holder of any debt security will have, however, an absolute right to receive payment of the principal of, and premium, if any, and interest on such debt security when due and to institute suit to enforce any such payment. (Section 7.08) (Section 5.08)

Convertibility

The convertible senior debt securities may, at the option of the holder, be converted into common stock of PNC in accordance with the term of such series. You should refer to the applicable prospectus supplement for a description of the specific conversion provisions and terms of any series of convertible senior debt securities that we may offer by that prospectus supplement. These terms and provisions may include:

•	the title and specific designation of the convertible debt securities;

•	the terms and conditions upon which conversion of the convertible debt securities may be effected, including the conversion price or rate, the conversion period and other conversion provisions;

•	any circumstances in which the conversion price or rate will be adjusted;

•	the terms and conditions on which we may, or may be required to, redeem the convertible debt securities;

•	the place or places where we must pay the convertible debt securities and where any convertible debt securities issued in registered form may be sent for transfer, conversion or exchange; and

•	any other terms of the convertible debt securities and any other deletions from or modifications or additions to the indenture in respect of the convertible debt securities.

Defeasance

Senior and Subordinated Debt Securities Other than Convertible Senior Debt Securities

In the case of debt securities other than convertible senior debt securities and except as may otherwise be provided in any applicable prospectus supplement, the indenture provides that we will be discharged from our obligations under the debt securities of a series at any time prior to the stated maturity or redemption thereof when we have irrevocably deposited in trust with the trustee money and/or government securities which through the payment of principal and interest in accordance with their terms will provide sufficient funds, without reinvestment, to repay in full the debt securities of such series. Deposited funds will be in the currency or currency unit in which the debt securities are denominated. Deposited government securities will be direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the government which issued the currency in which the debt securities are denominated, and which are not subject to prepayment, redemption or call. Upon such discharge, the holders of the debt securities of such series will no longer be entitled to the benefits of the indenture, except for the purposes of registration of transfer and exchange of the debt securities of such series, and replacement of lost, stolen or mutilated debt securities, and may look only to such deposited funds or obligations for payment. (Sections 11.01 and 11.02)

For federal income tax purposes, the deposit and discharge may, depending on a variety of factors, result in a taxable gain or loss being recognized by the holders of the affected debt securities. You are urged to consult your own tax advisers as to the specific consequences of such a deposit and discharge, including the applicability and effect of tax laws other than federal income tax laws.

Convertible Senior Debt Securities

We may choose to defease the convertible senior debt securities in one of two ways as follows. If we do so choose, we will state that in the prospectus supplement.

(1) Full Defeasance.  We may terminate or “defease” our obligations under the indenture of any series of convertible senior debt securities, provided that certain conditions are met, including:

•	we must irrevocably deposit in trust for the benefit of all holders, a combination of U.S. dollars or U.S. government obligations, specified in the applicable prospectus supplement, that will generate enough cash to make interest, principal and any other payments on the debt securities on their applicable due dates;

•	there must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on your security any differently than if we did not make the deposit and just repaid the security. Under current tax law you could recognize gain or loss; and

•	an opinion of independent counsel shall have been delivered to the trustee to the effect that the holders of the debt securities of such series will have no federal income tax consequences as a result of such deposit and termination and that if the securities are listed on the NYSE they will not be delisted.

If we ever fully defease your debt security, you will have to rely solely on the trust deposit for payments on your debt security. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. Your right to convert your debt security remains after defeasance.

(2) Covenant Defeasance.  Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants relating to your debt security. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay your debt security. In order to achieve covenant defeasance, we must do the following:

•	deposit in trust for the benefit of the holders of the debt securities a combination of U.S. dollars and U.S. government obligations specified in the applicable prospectus supplement, that will generate enough cash to make interest, principal and any other payments on the debt securities on their applicable due dates; and

•	deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on your debt security any differently than if we did not make the deposit and just repaid the debt security ourselves. (Sections 13.01-13.06)

Governing Law

The indenture provides that the debt securities and the guarantees will be governed by, and construed, in accordance with, the laws of the Commonwealth of Pennsylvania. (Section 1.13) (Section 1.12).

Global Securities

Book-Entry System

We may issue the debt securities of a series in whole or in part in the form of a global security that will be deposited with a depositary. The depositary will be The Depository Trust Company (“DTC”), unless otherwise identified in the prospectus supplement relating to the series. A global security may be issued as either a registered or unregistered security and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities in definitive form represented thereby, a global security may not be transferred except as a whole by the depositary for such global security or any nominee thereof to a successor of such depositary or a nominee of such successor. (Section 2.05).

If DTC is the depositary for a series of debt securities, the series will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered global security will be issued for the series of debt securities, in the aggregate principal amount of the series, and will be deposited with DTC. If, however, the aggregate principal amount of the series of debt securities exceeds $400 million, one global security will be issued with respect to each $400 million of principal amount and an additional global security will be issued with respect to any remaining principal amount of the series.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants (“direct participants”) deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers (NASD). Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The rules applicable to DTC and its participants are on file with the SEC. Purchases of a series of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“beneficial owner”) is in turn to be recorded on the direct participants’ and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of the direct participants or indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in the global security or global securities, except in the event that use of the book-entry system for the series of debt securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has advised us that DTC will have no knowledge of the actual beneficial owners of the global securities, and that DTC’s records reflect only the identity of the direct participants to whose accounts global securities are credited, which may or may not be the beneficial owners. The direct participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

To the extent any series of debt securities is redeemable, redemption notices will be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed. The applicable prospectus supplement for a series of debt securities will indicate whether such series is redeemable.

To the extent applicable, neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to any global securities deposited with it. Under its usual procedures, DTC will mail an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Principal and interest payments on the global securities deposited with DTC will be made to Cede & Co., as nominee of DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the issuer, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as in the case of securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participant and not DTC or PNC Funding, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) will be the responsibility of the trustee, who unless otherwise indicated in the applicable prospectus supplement, will be PNC Funding’s paying agent. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to beneficial owners will be the responsibility of direct participants and indirect participants. None of PNC Funding, PNC, the trustee, any paying agent, or the registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or global securities for any series of debt securities or for maintaining, supervising or reviewing any records relating to such beneficial interests.

If DTC is at any time unwilling, unable or ineligible to continue as the depositary and a successor depositary is not appointed by PNC Funding within 90 days, PNC Funding will issue certificated debt securities for each series in definitive form in exchange for each global security. If PNC Funding determines not to have a series of debt securities represented by a global security, which it may do, it will issue certificated debt securities for such series in definitive form in exchange for the global security. In either instance, a beneficial owner will be entitled to physical delivery of certificated debt securities for such series in definitive form equal in principal amount to such beneficial owner’s beneficial interest in the global security and to have such certificated debt securities for such series registered in such beneficial owner’s name. Certificated debt securities so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons.

Beneficial interests in the global debt securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. If so stated in the relevant prospectus supplement, beneficial owners may elect to hold interests in the debt securities through either DTC (in the United States) or Clearstream Banking S.A., or “Clearstream, Luxembourg” formerly Cedelbank, or through Euroclear Bank S.A./ N.V., as operator of the Euroclear System, or “Euroclear” (in Europe), either directly if they are participants of such systems or indirectly through organizations that are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

Clearstream, Luxembourg has advised us that it is incorporated under the laws of Luxembourg as a bank. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in over 30 countries. As a bank, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream, Luxembourg customers are recognized financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and other organizations, and may include the underwriters. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream, Luxembourg customers either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfer of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear Bank S.A./ N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator has advised us as follows: Under Belgian law, beneficial owners that are credited with securities on the records of the Euroclear Operator have a co-proprietary right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all participants credited with such interests in securities on the Euroclear Operator’s records, all participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would have the right under Belgian law to the return of their pro rata share of the amount of interests in securities actually on deposit. Euroclear has further advised that beneficial owners that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.

We have provided the descriptions of the operations and procedures of DTC set forth in “Book-Entry System” and elsewhere herein, and the descriptions of the operations and procedures of DTC, Clearstream, Luxembourg and Euroclear solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. We and the paying agent do not take any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream, Luxembourg and Euroclear or their participants directly to discuss these matters.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global note to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

Neither we nor the principal paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, Clearstream, Luxembourg, or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the debt securities.

Distributions on the debt securities held beneficially through Clearstream, Luxembourg, will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream, Luxembourg.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipt of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the debt securities held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Any other or differing terms of the depositary arrangement will be described in the prospectus supplement relating to a series of debt securities.

Clearance and Settlement Procedures

Unless otherwise mentioned in the relevant prospectus supplement, initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the debt securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following DTC settlement date. Such credits or any transactions in the debt securities settled during such processing will be reported to the relevant Clearstream, Luxembourg customers or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of the debt securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures to facilitate transfers of the debt securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Bearer Debt Securities

If we ever issue bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions that are described in this prospectus, which generally apply to debt securities in registered form, and will summarize provisions of the indenture that relate specifically to bearer debt securities.

Regarding the Trustee

In the ordinary course of business, we may maintain lines of credit with one or more trustees for a series of debt securities and the principal subsidiary banks and other subsidiary banks may maintain deposit accounts and conduct other banking transactions with one or more trustees for a series of debt securities.

Trustee’s Duty to Resign Under Certain Circumstances

PNC Funding may issue both senior and subordinated debt securities under the indenture. Because the subordinated debt securities will rank junior in right of payment to the senior debt securities, the occurrence of a default under the indenture with respect to the subordinated debt securities or any senior debt securities could create a conflicting interest under the Trust Indenture Act of 1939, as amended, with respect to any trustee who serves as trustee for both senior and subordinated debt securities. In addition, upon the occurrence of a default under the indenture with respect to any series of debt securities the trustee of which maintains banking relationships with PNC Funding or PNC, such trustee would have a conflicting interest under the Trust Indenture Act as a result of such business relationships. If a default has not been cured or waived within 90 days after the trustee has or acquires a conflicting interest, the trustee generally is required by the Trust Indenture Act to eliminate such conflicting interest or resign as trustee with respect to the subordinated debt securities or the senior debt securities. In the event of the trustee’s resignation, we will promptly appoint a successor trustee with respect to the affected securities.

DESCRIPTION OF COMMON STOCK

As of the date of the prospectus, PNC is authorized to issue 800,000,000 shares of common stock.

The following summary is not complete. You should refer to the applicable provisions of PNC’s articles of incorporation, which you can find as Exhibit 3.3 of the Registration Statement on Form S-3 filed August 29, 1997, including the statements with respect to shares pursuant to which the outstanding series of preferred stock were issued and any additional series may be issued and to the Pennsylvania Business Corporation Law for a complete statement of the terms and rights of the common stock.

Holders of common stock are entitled to one vote per share on all matters submitted to shareholders. Holders of common stock have neither cumulative voting rights nor any preemptive rights for the purchase of additional shares of any class of stock of PNC, and are not subject to liability for further calls or assessments. The common stock does not have any sinking fund, conversion or redemption provisions.

Holders of common stock may receive dividends when declared by the Board of Directors of PNC out of funds legally available to pay dividends. The Board of Directors may not pay or set apart dividends on common stock until dividends for all past dividend periods on any series of outstanding preferred stock have been paid or declared and set apart for payment.

PNC has outstanding junior subordinated debentures with various interest rates and maturities. The terms of these debentures permit PNC to defer interest payments on the debentures for up to five years. If PNC defers interest payments on these debentures, PNC may not during the deferral period:

•	declare or pay any cash dividends on any of its common stock,

•	redeem any of its common stock,

•	purchase or acquire any of its common stock, or

•	make a liquidation payment on any of its common stock.

In the event of dissolution or winding up of the affairs of PNC, holders of common stock will be entitled to share ratably in all assets remaining after payments to all creditors and payments required to be made in respect of outstanding preferred stock (including accrued and unpaid dividends thereon) have been made.

The Board of Directors of PNC may, except as otherwise required by applicable law or the rules of the New York Stock Exchange, cause the issuance of authorized shares of common stock without shareholder approval to such persons and for such consideration as the Board of Directors may determine in connection with acquisitions by PNC or for other corporate purposes.

Computershare Services, LLC Chicago, Illinois, is the transfer agent and registrar for PNC’s common stock. The shares of common stock are listed on the New York Stock Exchange under the symbol “PNC.” The outstanding shares of common stock are, and the shares offered by this prospectus and the applicable prospectus supplement will be, validly issued, fully paid and nonassessable, and the holders of the common stock are not and will not be subject to any liability as shareholders.

Rights Plan

On May 15, 2000, the Board of Directors of PNC adopted a shareholder rights plan providing for the distribution of one preferred share purchase right for each outstanding share of common stock on May 25, 2000. New rights automatically accompany any shares of common stock PNC issues after May 25, 2000 until the “Distribution Date” described below. For example, holders of our convertible preferred stock, convertible debentures and stock options will receive the rights when they convert or exercise.

Once the rights become exercisable, each right will allow its holder to purchase from PNC one one-thousandth of a share of Series G Junior Participating Preferred Stock for $180. This portion of a preferred share will give the shareholder approximately the same dividend, voting, and liquidation rights as would one share of PNC common stock. Prior to exercise, the rights do not give their holders any dividend, voting, or liquidation rights. The rights have certain features that do not become exercisable until a person or group becomes an “Acquiring Person” by obtaining beneficial ownership of 10% or more of PNC’s outstanding common stock. The features are described below.

The rights only become exercisable:

•	10 days after the public announcement that a person or group has become an Acquiring Person or, if earlier,

•	10 business days (or later date determined by PNC’s Board before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.

We refer to the date when the rights become exercisable as the “Distribution Date.” Until that date, the common stock certificates that represent shares of PNC common stock will also evidence the rights, and any transfer of shares of PNC common stock will also constitute a transfer of rights. After that date, the rights would separate from the PNC common stock and be evidenced by rights certificates that PNC would mail to all eligible holders of PNC common stock. Any rights held by an Acquiring Person would be void and could not be exercised.

Once a person or group becomes an Acquiring Person all holders of rights except the Acquiring Person may, for $180 per right, purchase shares of PNC common stock (or equivalent preferred stock) with a market value of $360, based on the market price of the PNC common stock prior to the acquisition. If PNC is later acquired in a merger or similar transaction after the Distribution Date, all holders of rights except the Acquiring Person may, for $180 per right, purchase shares of the acquiring corporation with a market value of $360, based on the market price of the acquiring corporation’s stock prior to the merger.

PNC’s Board may redeem the rights for $0.01 per right at any time before any person or group becomes an Acquiring Person. If PNC’s Board redeems any rights, it must redeem all of the rights. Once the rights are redeemed, the only right of the holders of rights will be to receive the redemption price of $0.01 per right. The redemption price will be adjusted if PNC has a stock split or stock dividends of PNC common stock.

After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of PNC’s outstanding common stock, PNC’s Board may extinguish the rights by exchanging one share of PNC common stock (or equivalent preferred stock) for each right, other than rights held by the Acquiring Person.

The terms of the rights agreement may be amended by our Board without the consent of the holders of the rights. After a person or group becomes an Acquiring Person, our Board may not amend the agreement in a way that adversely affects holders of the rights. The rights will expire on May 25, 2010.

Other Provisions

PNC’s articles of incorporation and bylaws contain various provisions that may discourage or delay attempts to gain control of PNC. PNC’s bylaws include provisions:

•	authorizing the board of directors to fix the size of the board between five and 36 directors,

•	authorizing directors to fill vacancies on the board occurring between annual shareholder meetings, including vacancies resulting from an increase in the number of directors,

•	authorizing only the board of directors, the Chairman of the board, PNC’s President, or a Vice Chairman of the board to call a special meeting of shareholders, and

•	authorizing a majority of the board of directors to alter, amend, add to or repeal the bylaws.

PNC’s articles of incorporation vest the authority to make, amend and repeal the bylaws in the board of directors, subject to the power of its shareholders to change any such action.

The Pennsylvania “anti-takeover” statutes allow Pennsylvania corporations to elect to either be covered or not be covered by certain of these statutes.

PNC has elected in its bylaws not to be covered by Title 15 of the Pennsylvania consolidated statutes governing “control-share acquisitions” and “disgorgement by certain controlling shareholders following attempts to acquire control.” However, the following provisions of Title 15 of the Pennsylvania consolidated statutes apply to PNC:

•	shareholders are not entitled to call a special meeting (Section 2521),

•	unless the articles of incorporation provided otherwise, action by shareholder consent must be unanimous (Section 2524),

•	shareholders are not entitled to propose an amendment to the articles of incorporation (Section 2535),

•	certain transactions with interested shareholders (such as mergers or sales of assets between the company and a shareholder) where the interested shareholder is a party to the transaction or is treated differently from other shareholders require approval by a majority of the disinterested shareholders (Section 2538),

•	a five year moratorium exists on certain business combinations with a 20% or more shareholder (Sections 2551-2556), and

•	shareholders have a right to “put” their shares to a 20% shareholder at a “fair value” for a reasonable period after the 20% stake is acquired (Sections 2541-2547).

In addition, in certain instances the ability of PNC’s board to issue authorized but unissued shares of common stock and preferred stock may have an anti-takeover effect.

Existence of the above provisions could result in PNC being less attractive to a potential acquirer, or result in PNC shareholders receiving less for their shares of common stock than otherwise might be available if there is a takeover attempt.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of PNC’s preferred stock that may be offered by this prospectus. The prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to that series of preferred stock.

We have summarized the material terms and provisions of the preferred stock in this section. We have also filed PNC’s articles of incorporation and the form of certificate of designations for each series of preferred stock, which we will refer to as the “certificate of designations” as exhibits to the registration statement. You should read PNC’s articles of incorporation and the certificate of designations relating to the applicable series of the preferred stock for additional information before you buy any preferred stock.

General

The Board of Directors of PNC (the “PNC board”) is authorized without further shareholder action to cause the issuance of additional shares of preferred stock in addition to shares of preferred stock reserved for issuance in connection with PNC’s shareholder rights plan described above. Any additional preferred stock (other than the Series G associated with the shareholder rights plan whose terms are designated in the rights agreement) may be issued in one or more series, each with the preferences, limitations, designations, conversion or exchange rights, voting rights, dividend rights, redemption provisions, voluntary and involuntary liquidation rights and other rights as the PNC board may determine at the time of issuance.

The rights of the holders of PNC’s common stock are subject to any rights and preferences of the outstanding series of preferred stock and the preferred stock offered in this prospectus. In addition, the rights of the holders of PNC’s common stock and any outstanding series of PNC’s preferred stock, would be subject to the rights and preferences of any additional shares of preferred stock, or any series thereof, which might be issued in the future.

The existence of authorized but unissued preferred stock could have the effect of discouraging an attempt to acquire control of PNC. For example, preferred stock could be issued to persons, firms or entities known to be friendly to management.

PNC has outstanding junior subordinated debentures with various interest rates and maturities. The terms of these debentures permit PNC to defer interest payments on the debentures for up to five years. If PNC defers interest payments on these debentures, PNC may not during the deferral period:

•	declare or pay any cash dividends on any of its preferred stock,

•	redeem any of its preferred stock,

•	purchase or acquire any of its preferred stock, or

•	make a liquidation payment on any of its preferred stock.

Preferred Stock Offered Herein

General

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, the shares of each series of preferred stock will upon issuance rank on parity in all respects with PNC’s currently existing series of preferred stock, described below, and each other series of preferred stock of PNC outstanding at that time. Holders of the preferred stock will have no preemptive rights to subscribe for any additional securities that may be issued by PNC. Unless otherwise specified in the applicable prospectus supplement, Computershare Investor Services, LLC, Chicago, IL, will be the transfer agent and registrar for the preferred stock.

Because PNC is a holding company, its rights and the rights of holders of its securities, including the holders of preferred stock, to participate in the assets of any PNC subsidiary upon its liquidation or recapitalization will be subject to the prior claims of such subsidiary’s creditors and preferred shareholders, except to the extent PNC may itself be a creditor with recognized claims against such subsidiary or a holder of preferred shares of such subsidiary.

PNC may elect to offer depositary shares evidenced by depositary receipts. If PNC so elects, each depositary share will represent a fractional interest (to be specified in the prospectus supplement relating to the particular series of preferred stock) in a share of a particular series of the preferred stock issued and deposited with a depositary (as defined below). For a further description of the depositary shares, you should read “Description of Depositary Shares” below.

Dividends

The holders of the preferred stock will be entitled to receive dividends, if declared by the PNC board or a duly authorized committee thereof. The applicable prospectus supplement will specify the dividend rate and dates on which dividends will be payable. The rate may be fixed or variable or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used for determining the dividend rate for each dividend period. PNC will pay dividends to the holders of record as they appear on the stock books of PNC on the record dates fixed by the PNC board or a duly authorized committee thereof. PNC may pay dividends in the form of cash, preferred stock (of the same or a different series) or common stock of PNC, in each case as specified in the applicable prospectus supplement.

Any series of preferred stock will, with respect to the priority of payment of dividends, rank senior to all classes of common stock and any class of stock PNC issues that specifically provides that it will rank junior to such preferred stock in respect to dividends, whether or not the preferred stock is designated as cumulative or noncumulative.

The applicable prospectus supplement will state whether dividends on any series of preferred stock are cumulative or noncumulative. If the PNC board does not declare a dividend payable on a dividend payment date on any noncumulative preferred stock, then the holders of that noncumulative preferred stock will not be entitled to receive a dividend for that dividend period, and PNC will have no obligation to pay any dividend for that dividend period, even if the PNC board declares a dividend on that series payable in the future. Dividends on any cumulative preferred stock will accrue from the date of issuance or the date specified in the applicable prospectus supplement.

The PNC board will not declare and pay a dividend on PNC’s common stock or on any class or series of stock of PNC ranking subordinate as to dividends to a series of preferred stock (other than dividends payable in common stock or in any class or series of stock of PNC ranking subordinate as to dividends and assets to such series), until PNC has paid in full dividends for all past dividend periods on all outstanding senior ranking cumulative preferred stock and has declared a current dividend on all preferred stock ranking senior to that series. If PNC does not pay in full dividends for any dividend period on all shares of preferred stock ranking equally as to dividends, all such shares will participate ratably in the payment of dividends for that period in proportion to the full amounts of dividends to which they are entitled.

Voting

Except as provided in this prospectus or in the applicable prospectus supplement, or as required by applicable law, the holders of preferred stock will not be entitled to vote. Except as otherwise required by law or provided by the PNC board and described in the applicable prospectus supplement, holders of preferred stock having voting rights and holders of common stock vote together as one class. Holders of preferred stock do not have cumulative voting rights.

If PNC has failed to pay, or declare and set apart for payment, dividends on all outstanding shares of preferred stock in an amount that equals six quarterly dividends at the applicable dividend rate for such preferred stock, whether or not cumulative, then the number of directors of PNC will be increased by two at the first annual meeting of shareholders held thereafter, and the holders of all outstanding preferred stock voting together as a class will be entitled to elect those two additional directors at that annual meeting and at each annual meeting thereafter until cumulative dividends payable for all past dividend periods and continuous noncumulative dividends for at least one year on all outstanding share of preferred stock entitled thereto have been paid, or declared and set apart for payment, in full. Upon such payment, or declaration and setting apart for payment, in full, the terms of the two additional directors will end, the number of directors of PNC will be reduced by two, and such voting rights of the holders of preferred stock will end.

Unless PNC receives the consent of the holders of at least two-thirds of the outstanding shares of preferred stock of all series, PNC will not:

•	create or increase the authorized number of shares of any class of stock ranking senior to the preferred stock as to dividends or assets, or

•	change the preferences, qualifications, privileges, limitations, restrictions or special or relative rights of the preferred stock in any material respect adverse to the holders of the preferred stock.

If any change to the rights of the preferred stock will affect any particular series materially and adversely as compared to any other series of preferred stock, PNC first must obtain the consent of the holders of at least two-thirds of the outstanding shares of that particular series of preferred stock.

The holders of the preferred stock of a series will not be entitled to participate in any vote regarding a change in the rights of the preferred stock if PNC makes provision for the redemption of all the preferred stock of such series. See “Redemption by PNC” below. PNC is not required to obtain any consent of holders of preferred stock of a series in connection with the authorization, designation, increase or issuance of any shares of preferred stock that rank junior or equal to the preferred stock of such series with respect to dividends and liquidation rights.

Under interpretations adopted by the Federal Reserve or its staff, if the holders of preferred stock of any series become entitled to vote for the election of directors because dividends on such series are in arrears as described above, that series may then be deemed a “class of voting securities” and a holder of 25% or more of such series (or a holder of 5% or more if it otherwise exercises a “controlling influence” over PNC) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, when the series is deemed a class of voting securities, any other bank holding company may be required to obtain the prior approval of the Federal Reserve to acquire more than 5% of that series, and any person other than a bank holding company may be required to obtain the prior approval of the Federal Reserve to acquire 10% or more of that series.

Liquidation of PNC

In the event of the voluntary or involuntary liquidation of PNC, the holders of each outstanding series of preferred stock will be entitled to receive liquidating distributions before any distribution is made to the holders of common stock or of any class or series of stock of PNC ranking subordinate to that series, in the amount fixed by the PNC board for that series and described in the applicable prospectus supplement, plus, if dividends on that series are cumulative, accrued and unpaid dividends.

Redemption by PNC

PNC may redeem the whole or any part of the preferred stock at the times and at the amount for each share set forth in the applicable prospectus supplement.

PNC may acquire preferred stock from time to time at the price or prices that PNC determines. If cumulative dividends, if any, payable for all past quarterly dividend periods have not been paid, or declared and set apart for payment, in full, PNC may not acquire preferred stock except in accordance with an offer made in writing or by publication to all holders of record of shares of preferred stock.

Conversion

The prospectus supplement may set forth the rights, if any, for a holder of preferred stock to convert that preferred stock into common stock or any other class of capital securities of PNC.

Preferred Stock Currently Outstanding

As of the date of this prospectus, PNC had four series of preferred stock outstanding:

•	$1.80 Cumulative Convertible Preferred Stock, Series A (“preferred stock-A”),

•	$1.80 Cumulative Convertible Preferred Stock, Series B (“preferred stock-B”),

•	$1.60 Cumulative Convertible Preferred Stock, Series C (“preferred stock-C”), and

•	$1.80 Cumulative Convertible Preferred Stock, Series D (“preferred stock-D”).

All shares of a former series of preferred stock designated as $2.60 Cumulative Non Voting Preferred Stock, Series E, and of a former series of preferred stock designated Fixed/ Adjustable Rate Noncumulative Preferred Stock, Series F, have been redeemed and restored to the status of authorized but unissued preferred stock. In connection with PNC’s shareholders rights plan described above, PNC has issued rights attached to its common stock that, once exercisable, will allow the holder of each share of common stock to purchase from PNC one one-thousandth of a share of Series G Junior Participating Preferred Stock (“preferred stock-G”). To date, we have not issued any preferred stock-G.

Holders of outstanding preferred stock are entitled to cumulative dividends at the annual rates set forth below in the table titled “Summary of Certain Key Terms of Preferred Stock,” which are payable quarterly when and as declared by the Board of Directors of PNC. The Board of Directors may not pay or set apart dividends on common stock until dividends for the current period and all past dividend periods on all series of outstanding preferred stock have been paid or declared and set apart for payment.

Holders of outstanding preferred stock are entitled to a number of votes equal to the number of full shares of common stock into which their preferred stock is convertible. Holders of outstanding preferred stock currently are entitled to the conversion privileges set forth below in the table titled “Summary of Certain Key Terms of Preferred Stock.”

In the event of a liquidation of PNC, holders of outstanding preferred stock are entitled to receive the amounts set forth below in the table titled “Summary of Certain Key Terms of Preferred Stock,” plus all dividends accrued and unpaid thereon, before any payments are made with respect to common stock.

Preferred stock-A, preferred stock-C and preferred stock-D are redeemable at any time at the option of PNC at redemption prices equal to their respective liquidation preference amounts, plus accrued and unpaid dividends, if any. Preferred stock-B is not redeemable.

All outstanding series of preferred stock are convertible into common stock (unless called for redemption and not converted within the time allowed therefor), at any time at the option of the holder. No adjustment will be made for dividends on preferred stock converted or on common stock issuable upon conversion. The conversion rate of each series of convertible preferred stock will be adjusted in certain events, including payment of stock dividends on, or splits or combinations of, the common stock or issuance to holders of common stock of rights to purchase common stock at a price per share less than 90% of current market price as defined in the articles of incorporation of

PNC. Appropriate adjustments in the conversion provisions also will be made in the event of certain reclassifications, consolidations or mergers or the sale of substantially all of the assets of PNC.

Preferred stock-A and preferred stock-B are currently traded in the over-the-counter market. Preferred stock-C and preferred stock-D are listed and traded on the New York Stock Exchange. Computershare Investor Services, LLC, Chicago, IL, is transfer agent and registrar for all outstanding series of preferred stock.

SUMMARY OF CERTAIN KEY TERMS OF PREFERRED STOCK

	Annual
	Dividend			Voting Right
	Rate			(Based on
Preferred	(Payable	Cumulative		Conversion	Liquidation
Series	Quarterly)	Dividend	Conversion Rate	Rate)	Preference	Redeemable

A	$1.80	Y	1 preferred: 8 common	Y	$40/share
B	$1.80	Y	1 preferred: 8 common	Y	$40/share	N
C	$1.80	Y	2.4 preferred; 4 common	Y	$20/share	Y
D	$1.60	Y	2.4 preferred; 4 common	Y	$20/share	Y
G			None Currently Outstanding

DESCRIPTION OF DEPOSITARY SHARES

PNC may, at its option, elect to offer fractional interests in the preferred stock, rather than whole shares of preferred stock. If PNC does, PNC will provide for the issuance by a depositary to the public of receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of the preferred stock. We will specify that fraction in the prospectus supplement.

The shares of any series of the preferred stock underlying the depositary shares will be deposited under a deposit agreement between PNC and a depositary selected by PNC. The depositary will be a bank or trust company and will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock underlying that depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase the fractional shares in the preferred stock underlying the depositary shares, you will receive depositary receipts as described in the applicable prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of related depositary shares in proportion to the number of depositary shares owned by those holders.

If PNC makes a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with the approval of PNC, sell the property and distribute the net proceeds from the sale to the applicable holders.

Redemption of Depositary Shares

Whenever PNC redeems shares of preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of preferred stock so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary will select the depositary shares to be redeemed by lot or pro rata as may be determined by the depositary.

Depositary shares called for redemption will no longer be outstanding after the applicable redemption date, and all rights of the holders of these depositary shares will cease, except the right to receive any money or other property upon surrender to the depositary of the depositary receipts evidencing those depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares underlying that preferred stock. Each record holder of those depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The depositary will try, insofar as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and PNC will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will not vote the shares of preferred stock to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.

Conversion of Preferred Stock

If a series of the preferred stock underlying the depositary shares is convertible into shares of PNC’s common stock or any other class of capital securities of PNC, PNC will accept the delivery of depositary receipts to convert the preferred stock using the same procedures as those for delivery of certificates for the preferred stock. If the depositary shares represented by a depositary receipt are to be converted in part only, the depositary will issue a new depositary receipt or depositary receipts for the depositary shares not to be converted.

Amendment and Termination of the Deposit Agreement

PNC and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. PNC or the depositary may terminate the deposit agreement only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up of PNC.

Charges of Depositary

PNC will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. PNC will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to PNC notice of its election to do so. PNC may remove the depositary at any time. Any such resignation or removal will take effect only upon the appointment of a successor depositary and its acceptance of its appointment. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from PNC that PNC delivers to the depositary and that PNC is required to furnish to the holders of the preferred stock.

Neither the depositary nor PNC will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of PNC and the depositary under the deposit agreement will be limited to performance in good faith of their respective duties under the deposit agreement. They will not be obligated to prosecute or defend any legal proceeding relating to any depositary shares or preferred stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary shares or other persons they believe to be competent and on documents they believe to be genuine. The depositary may rely on information provided by PNC.

DESCRIPTION OF PURCHASE CONTRACTS

PNC may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of:

•	our debt securities, preferred stock, depositary shares or common stock; and

•	securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above.

The price of our debt securities or price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•	whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS

PNC may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

DESCRIPTION OF WARRANTS

PNC may issue warrants to purchase common stock, preferred stock or depositary shares. PNC Funding may issue warrants to purchase debt securities. We may issue warrants independently of or together with any other securities, and the warrants may be attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants that we may offer. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Debt Warrants

The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

•	the title of the debt warrants,

•	the offering price for the debt warrants, if any,

•	the aggregate number of the debt warrants,

•	the designation and terms of the debt securities purchasable upon exercise of the debt warrants,

•	if applicable, the designation and terms of the securities with which the debt warrants are issued and the number of debt warrants issued with each of these securities,

•	if applicable, the date after which the debt warrants and any securities issued with the warrants will be separately transferable,

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the purchase price,

•	the dates on which the right to exercise the debt warrants begins and expires,

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time,

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form,

•	information with respect to any book-entry procedures,

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable,

•	if applicable, a discussion of certain United States federal income tax considerations,

•	any antidilution provisions of the debt warrants,

•	any redemption or call provisions applicable to the debt warrants, and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Stock Warrants

The applicable prospectus supplement will describe the terms of any stock warrants, including the following:

•	the title of the stock warrants,

•	the offering price of the stock warrants,

•	the aggregate number of the stock warrants,

•	the designation and terms of the common stock, preferred stock or depositary shares that are purchasable upon exercise of the stock warrants,

•	if applicable, the designation and terms of the securities with which the stock warrants are issued and the number of such stock warrants issued with each such security,

•	if applicable, the date after which the stock warrants and any securities issued with the warrants will be separately transferable,

•	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a stock warrant and the purchase price,

•	the dates on which the right to exercise the stock warrants begins and expires,

•	if applicable, the minimum or maximum amount of the stock warrants which may be exercised at any one time,

•	the currency, currencies or currency units in which the offering price, if, any, and the exercise price are payable,

•	if applicable, a discussion of certain United States federal income tax considerations,

•	any antidilution provisions of the stock warrants,

•	any redemption or call provisions applicable to the stock warrants, and

•	any additional terms of the stock warrants, including terms, procedures and limitations relating to the exchange and exercise of the stock warrants.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

PNC Funding will be required to withhold the Pennsylvania Corporate Loans Tax from interest payments on debt securities held by or for those subject to such tax, principally individuals and partnerships resident in Pennsylvania and trustees of trusts held for a resident beneficiary. The tax, at the current annual rate of four mills on each dollar of nominal value ($4.00 per $1,000), will be withheld, at any time when it is applicable, from each interest payment to taxable holders of debt securities. The debt securities will be exempt, under current law, from personal property taxes imposed by political subdivisions in Pennsylvania.

Holders of securities should consult their tax advisors as to the applicability to the securities and interest and dividends payable thereon of federal, state and local taxes and of withholding on interest and dividends.

PLAN OF DISTRIBUTION

These securities may be distributed under this prospectus from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Each time we sell securities, we will describe the method of distribution of the securities in the prospectus supplement relating to the transaction.

PNC Funding may offer and sell debt securities and warrants being offered by use of this prospectus:

•	through underwriters,

•	through dealers,

•	through agents,

•	directly to purchasers,

•	through or in connection with hedging transactions, or

•	through a combination of such methods of sale.

PNC may offer and sell common stock, preferred stock, purchase contracts, units, warrants and depositary shares being offered by use of this prospectus:

•	through underwriters,

•	through dealers,

•	through agents,

•	directly to purchasers,

•	through or in connection with hedging transactions, or

•	through any combination of such methods of sale.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including the purchase price of the securities and the proceeds we will receive from the sale of the securities, any underwriting discounts and other items constituting underwriters’ compensation related to the offering, public offering or purchase price and any discounts or commissions allowed or paid to dealers, any commissions allowed or paid to agents and any securities exchanges on which the securities may be listed.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by PNC or PNC Funding or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named in, and any commissions payable by PNC or PNC Funding to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Securities may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts, for the account of holders of the securities, or as our agent. Any remarketing firm will be identified and the terms of its agreement, if any, with us will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, as amended, in connection with the securities remarketed thereby.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933 and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Each series of securities other than common stock will be new issue of securities with no established trading market. Any underwriters to whom offered securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity or activity of any trading in the offered securities.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by NASD members participating in the offering or affiliates or associated persons of such NASD members, the offering will be conducted in accordance with NASD Conduct Rule 2710(c)(8).

Following the initial distribution of an offering of securities, PNC Capital Markets LLC, J.J.B. Hilliard, W.L. Lyons, Inc. and other affiliates of ours may offer and sell those securities in secondary market transactions. PNC Capital Markets LLC, J.J.B. Hilliard, W.L. Lyons, Inc. and other affiliates of ours may act as a principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with these transactions. Sales in any of these transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

The offer and sale of the securities by an affiliate of ours will comply with the requirements of Rule 2720 of the Rules of Conduct of the National Association of Securities Dealers, Inc. regarding underwriting of securities of an affiliate. No NASD member participating in offers and sales will exercise a transaction in the securities in a discretionary account without the prior specific written approval of such member’s customer.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for us and/or the trustee in the ordinary course of business.

LEGAL OPINIONS

The validity of the securities will be passed upon for us by counsel identified in the applicable prospectus supplement. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this Prospectus by reference from PNC’s Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

THE PNC FINANCIAL SERVICES GROUP, INC.

500,000 Depositary Shares Each Representing a 1/10th Interest
in a Share of Fixed-to-Floating Rate Non-Cumulative
Perpetual Preferred Stock, Series K

PROSPECTUS SUPPLEMENT

JPMorgan

Merrill Lynch & Co.

PNC Capital Markets LLC

May 14, 2008